UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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DIGIMARC CORPORATION

(Name of registrant as specified in its charter)

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Notice of 2021 Annual Meeting of Shareholders & Proxy Statement April 30, 2021 2020 Digimarc Impact Highlights Scan cover to learn more

Notice of 2021 Annual Meeting of Shareholders & Proxy Statement

Forging a Sustainable Future

Our Values

INNOVATION	CARING	LOYALTY	INTEGRITY	COMMITMENT	KNOWLEDGE
Innovate to make a difference	Maintain respectful relations with customers, partners, suppliers, Digimarc employees and communities	Work collaboratively with Digimarc employees, partners, suppliers and customers to solve problems and achieve goals	Exhibit honesty and integrity at all times	Dedicated to the success of our customers, partners, Digimarc employees and shareholders	Be experts in our fields

digimarc.com

Notice of 2021 Annual Meeting of Shareholders & Proxy Statement digimarc.com Forging a Sustainable Future Corporate responsibility at Digimarc extends far beyond the importance of core business practices such as design and engineering, product development, sales and marketing. We appreciate how our employees’ talents, our Platform and partnerships can help promote a better future, both locally and across the globe. Challenging issues like climate change due to rising greenhouse gas (GHG) emissions, the impact of plastic packaging on the environment and preserving and developing skills in science, technology, engineering, art and math, concern both our leadership team and our employees. We are a small company making a big impact, and we care deeply about our planet, our communities and our partnerships bound by a common mission to build a sustainable future. Our Values The culture at Digimarc is critically important to our success and it is founded on six core values, which guide all our interactions with stakeholders. Our values are innovation, caring, loyalty, integrity, commitment and knowledge. The Digimarc values are non-negotiable, and they shape how we recruit, hire, train and promote our employees. We invest in our highly-skilled workforce by creating a diverse, inclusive and safe work environment where our employees can learn, innovate and deliver their best work every day. Digimarc

Notice of 2021 Annual Meeting of Shareholders & Proxy Statement digimarc.com Protecting Our Planet At Digimarc, the environment is an essential stakeholder in everything we do, and we are committed to harnessing our culture of innovation and help mitigate the visible and increasingly damaging effects of rising greenhouse gas emissions to improve the state of the world. To that end, we support a sustainable future by making packaging more responsible and innovating to keep plastic out of landfills and oceans by improving plastic sortation at recycling facilities. We also play a meaningful role in reducing food waste and educating consumers on package recyclability. OUR PLATFORM Digimarc has built the Digimarc Platform, a reliable and scalable Platform, featuring automatic identification software and services to help reduce food waste, increase traceability and promote a circular economy by educating consumers on recycling options and improving plastic sortation at waste facilities. Digimarc Barcode applied to plastic packaging, labels, corrugate and other materials, can significantly help to address pressing environmental issues, such as climate change and the proliferation of plastic in our environment. Recycling Digimarc works with leading consumer brands to optimize packaging for the circular economy. Digimarc Barcode enables better detection and sortation of plastics, improving the economics and efficiencies of the recycling value chain. And, as part of the high-profile HolyGrail 2.0 project focused on pioneering the use of digital watermarks, Digimarc can better enable companies to reach their recycling and sustainability goals. Traceability Product traceability across the global supply chain is increasingly essential for consumer brands and food manufacturers to promote consumer safety, mitigate risk and gain real-time insight into product locations in warehouses and distribution centers. Digimarc for packaging supports these business needs with batch-lot and item-level traceability by applying serialized or custom identifiers and additional data to product packaging.

Notice of 2021 Annual Meeting of Shareholders & Proxy Statement digimarc.com Manufacturing Digimarc Barcode enables automated validation of component parts and labels during manufacturing production, ensuring that mislabeling or undeclared allergens do not contribute to waste, recalls and adverse impacts on consumer health. The Digimarc Platform helps improve manufacturing quality control because resources today are too precious to waste. OUR PEOPLE Our employees understand that contributing to a sustainable future involves not just creating innovative software and services, but paying attention to how we conduct everyday business. We’re proud to be a software company with limited GHG emissions. Our employees took the initiative and formed a “Green Team” to ensure our internal practices are sustainable and reflect our priorities and values. The Digimarc Green Team comprises employees from all departments and is dedicated to promoting internal Digimarc sustainability practices. For instance, it has implemented an Environmental and Climate Change Policy. (www.digimarc.com/governance) Carbon and energy • Utilize 100% renewable wind energy to power our corporate office (1), which accounts for nearly all of our energy usage. We continue to explore ways to reduce usage of any non-renewable energy while keeping our footprint small. • Reduced our electricity usage at our corporate office by six percent from 2018 to 2019 and by four percent from 2019 to 2020 (2). - Total electricity usage in 2020 was only 1.6 million kWh at a cost of $139,000. Starting in February 2020, all electricity comes from 100% renewable energy. • Total natural gas usage at our corporate office in 2020 was only 1,162 therms at a cost of $1,150. • Produced no scope 1 GHG emissions and a negligible amount of scope 2 GHG emissions in our operations. Scope 3 GHG emissions are limited to necessary employee air and ground travel (3). • No toxic air emissions including nitrogen oxides (NOx), sulphur oxides (SOx), particulate matter (PM), non-methane volatile organic compounds (VOCs) or hazardous air pollutants (HAPs) in operating our business other than from necessary employee air and ground travel (3). • Reduced our water usage at our corporate office by 13 percent from 2018 to 2019 and by 34 percent from 2019 to 2020 (4). - Total water usage in 2020 was only 907 hundred cubic feet at a cost of $3,250. (1) 98% of our on-premise employees work at our corporate office. We have three employees who work in small remote offices that use a negligible amount of energy. (2) The majority of the decrease in usage of electricity in 2020 was from less employees being onsite at our corporate office due to the pandemic. We anticipate usage will increase when more employees return onsite, however we have instituted measures to reduce electricity usage. (3) CO2e emissions from air and ground travel in 2019 and 2020 were approximately 1,689 and 262 tons, respectively. Our employees traveled significantly less in 2020 than 2019 due to the COVID-19 pandemic. We anticipate CO2e emissions will increase as the effects of the pandemic subside but we don’t anticipate usage will return back to 2019 levels. (4) The majority of the decrease in usage of water in 2020 was from less employees being onsite at our corporate office due to the pandemic. We anticipate usage will increase when more employees return onsite, however we have instituted measures to reduce water usage.

Notice of 2021 Annual Meeting of Shareholders & Proxy Statement digimarc.com • Digimarc has implemented a system for Environmental Management to identify and manage environmental risks and opportunities, which is led by the executive management team with oversight from the Governance, Nominating and Sustainability committee of the Board of Directors. Our environmental risk profile is very low given we use very little energy, and the energy we do use is mostly renewable energy, and we have responsible waste management and recycling practices. • Created incentive programs for employees to reduce their carbon footprint and take public transportation to work or to carpool Recycling and waste management • Collecting athletic shoes for the More Foundation Group, which takes the proceeds and funds MORE’s Reforestation Initiative and current One Million Tree project in Africa • Eliminating plastic and reducing food and other waste in the corporate office • Recycling old electronic equipment with Green Century Recycling, which adheres to the recycling standards R2 2013, ISO14001 and OSHAS18001 • Recycling used batteries and light bulbs with Batteries + Bulbs who uses only EPA approved recycling facilities • Sending print toner cartridges back to HP to reuse and recycle under their closed-loop recycling program Employee development and engagement Digimarc invests resources to develop the talent needed to remain at the forefront of innovation. We have a performance management system to support continuous learning and development. Through our regular employee engagement surveys, employees can voice their opinions of the company and their work experience, including comment on learning and development opportunities. We have strong participation in our surveys and encourage our managers to respond to areas where employees have indicated there is room for improvement. We support training and development programs for our employees through tuition reimbursement, online training programs such as LinkedIn Learning, conferences, seminars, on-the-job training and skill certifications. We also encourage and foster onsite training programs and mentoring, as well as providing partners and suppliers online training and education modules through the Center of Digimarc Education (CODE). Diversity and inclusion Digimarc strives to create an environment where innovative ideas can flourish by demonstrating respect for one another and valuing each other’s diverse opinions, backgrounds and viewpoints. We believe that diversity in our teams leads to new ideas, helps us solve problems and allows us to better connect with our global customer base.

Notice of 2021 Annual Meeting of Shareholders & Proxy Statement digimarc.com We are taking specific actions to foster inclusion and diversity in our culture. Learning resources have been implemented to support greater awareness and understanding of the behaviors expected from our employees. We will also adjust our recruiting practices to ensure we are getting the right level of exposure to diverse candidates. Compensation and benefits Our compensation guiding principles are to structure compensation so it is simple, aligned and balanced. We believe that these principles are strongly aligned with our company’s strategic priorities and our objectives to deliver value for our shareholders. We are committed to fair pay and strive to be externally competitive while ensuring internal equity across our organization. We conduct pay equity assessments and compensation reviews, and when necessary, we take action to address areas of concern. Our total compensation package includes market-competitive pay, stock grants, healthcare and retirement benefits, paid time off, family leave, sick leave and flexible work schedules. Digimarc prioritizes well-being, and we invest in benefits and programs to keep our employees and their families happy and healthy, so they can bring their best selves to work every day. Digimarc’s company-provided Employee Assistance Program (EAP) offers professional, confidential services to help employees and their loved ones improve their overall quality of life. EAP services are available 24 hours a day, seven days a week, online and via phone. The EAP services offer help with various situations, including depression, managing stress and anxiety, family difficulties, substance abuse, legal and financial matters, elder care support, and many more. In February 2021, we enhanced our 401(k) retirement plan for employees by adding five ESG-focused funds as investment options. These new funds provide an option for employees to invest their retirement savings in sustainability-focused funds. All employees are paid a living wage. See our Compensation Philosophy. (www.digimarc.com/governance) Read more about Digimarc’s values and benefits here. (www.digimarc.com/careers) Health, safety and wellness Our company is committed to a safe and drug-free workplace. We continually invest in programs designed to improve physical, mental, and social well-being. We provide access to various innovative, flexible, and convenient health and wellness programs, which were increasingly critical this year for our essential workers who have worked on-site since the start of the COVID-19 pandemic. Throughout our response to COVID-19, our priority has remained protecting the health and safety of our employees while preserving business continuity. Digimarc is dedicated to providing a safe, healthful work environment for all employees as outlined in our Safety and Health Policy. (www.digimarc.com/governance)

Notice of 2021 Annual Meeting of Shareholders & Proxy Statement digimarc.com COVID-19 Protecting the safety and well-being of our employees has been our top priority during the COVID-19 pandemic. To aid and support our employees during COVID-19, we implemented a work-from-home initiative for the majority of our staff. Essential on-site staff benefited from enhanced safety procedures and limited employees on-site regularly. We provided assistance to employees working from home to improve their workspaces and increased paid leave program flexibility to support employees caring for children and others. Digimarc also implemented enhanced efforts to support our communities during COVID-19, including focused outreach and support through our community outreach matching program. Year-over-year, the program usage doubled as employees continue to support their communities. OUR PARTNERS Together with our customers and partners around the world, we drive positive impact across global supply chains. Our efforts prioritize people and the planet by aiming to eliminate waste and helping our customers meet their sustainability goals. As consumption trends and behaviors evolve, we are listening to our partners, their customers and other critical stakeholders, all of whom expect us all to operate with future generations in mind. We partner with global brand leaders, retailers, packaging and print innovators and other technology solution providers who share the same mission of building a sustainable future. Global and regional initiatives • UN Global Compact – Digimarc is a participant in the UN Global Compact as of February 2021. The URL (web address) for this webpage is the following: https://www.unglobalcompact.org/ • UN Plastics Treaty – Digimarc is a signatory to the manifesto calling on the United Nations member states to commit to developing a global treaty on plastic pollution. The URL (web address) for this webpage is the following: https://www.plasticpollutiontreaty.org/ • Circular Plastics Alliance – Digimarc is a member of the Circular Plastics Alliance, aiming to boost the EU market for recycled plastics to 10 million tons by 2025. The URL (web address) for this webpage is the following: https://ec.europa.eu/growth/industry/policy/circular-plastics-alliance_en • US Plastics Pact – Digimarc is a Founding Activator of the US Plastics Pact, which brings together business, governments, NGOs, researchers and other stakeholders to work toward the vision of a circular economy for plastics. The URL (web address) for this webpage is the following: https:// usplasticspact.org/ • Ellen MacArthur Foundation – Digimarc is a signatory to the Foundation’s New Plastics Economy Global Commitment, which is focused on building a circular economy. The URL (web address) for this webpage is the following: https://www.ellenmacarthurfoundation.org/our-work/activities/newplastics- economy

Notice of 2021 Annual Meeting of Shareholders & Proxy Statement digimarc.com Empowering Our Community Digimarc supports and encourages employee volunteer activity in the community. Our employees have taken up the mantle of service and become vital leaders in several community programs. To encourage the volunteer and giving spirit, Digimarc matches employee donations to nonprofit organizations and provides employees Volunteer Day-off (VTO) hours to assist a charitable organization of the employee’s choice. We also know that healthy employees make better and more active community members, so we utilize the Regence Empower Program to incentivize our employees to eat healthy and exercise. Some of our activities and goals include: • Help underserved students achieve skills and talents in science, technology, engineering and math (STEM) • Volunteer at organizations such as Habit for Humanity, In4All STEM Connect Program, Oregon Food Bank, Saturday Academy, MESA, Walk for Wishes and others • Partner with the Good Neighbor Center in Beaverton and Urban Gleaners in Portland to donate excess food from company events and meetings • Support MECOP, a student internship collaboration with Oregon State University, connecting future professionals with real-work experience Digimarc employees also participate in several annual blood and food drives, including Portland’s NBC KGW Channel 8’s Toy Drive.

Notice of 2021 Annual Meeting of Shareholders & Proxy Statement digimarc.com Strong Policies through Board-level Oversight Digimarc is committed to a corporate governance structure that promotes long-term shareholder value by providing a leadership structure and composition of the Board of Directors aligned with our strategic direction and by providing our stockholders with the opportunity to provide direct feedback and key substantive rights to drive board accountability. We understand that part of our employee and customer success depends on our ability to manage our business ethically, transparently and responsibly. Our Committee Charters and Codes of Conduct are all publicly available and, in conjunction with other internal policies, describe how we treat employees and key stakeholders and communicate our values and expectations. To foster a culture of integrity, we have partnered with EthicsPoint, a comprehensive and confidential reporting tool for employees and other stakeholders to report conduct that may be in violation of our Code of Conduct. We provide an integrated telephone- and web-based anonymous hotline reporting service to assist individuals at all levels with the tools and information necessary to receive, investigate, report, and analyze all identified issues. EthicsPoint: https://www.digimarc.com/about/company/corporate-governance EthicsPoint Hotline Reporting: 1-888-279-7317 Website: www.ethicspoint.com A key driver and component of our ESG commitment is a strong foundation of Corporate Governance practices and policies that promote transparency, accountability and engagement exemplified by the Board. Highlights of our corporate governance program include: Strong independent oversight of management • Fully independent membership on all Board committees • All directors independent other than CEO • Executive sessions of non-management directors at all regularly scheduled Board meetings • Chairs of Audit, Compensation and Nominating Committees independent • Board committee charters disclosed Leadership accountability • Annual election of directors by the shareholders • Robust Board and executive stock ownership guidelines • Performance pay for executives – new plan approved in 2020 for implementation in 2021 • No “poison pill” anti-takeover defenses • Policy prohibiting hedging and pledging of company stock

Notice of 2021 Annual Meeting of Shareholders & Proxy Statement Focus on director refreshment and quality • Active Board refreshment – added three new directors • Robust Board and committee assessments • Focus on diversity and inclusion Read more about our corporate governance policies here. (www.digimarc.com/governance)

DIGIMARC CORPORATION

9405 S.W. Gemini Drive

Beaverton, Oregon 97008

FORMAL NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 5, 2021

To the Shareholders of Digimarc Corporation:

What is the meeting time and place?

Notice is hereby given that the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Digimarc Corporation, an Oregon corporation (“Digimarc” or “the Company”), will be held on May 5, 2021, at the headquarters of Digimarc Corporation, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008, at 11:00 a.m., local time.

What is the business to be conducted?

The purposes of the Annual Meeting will be:

1.	Election of Directors. To elect seven directors for a term of one year (Proposal No. 1);
2.

Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of KPMG LLP as Digimarc’s independent registered public accounting firm for the year ending December 31, 2021 (Proposal No. 2);

3.	Advisory Vote to Approve Executive Compensation. To approve, by nonbinding vote, the compensation paid to our executive officers (Proposal No. 3);
4.	Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this Notice. The Board of Directors has fixed the close of business on March 2, 2021 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

How do I find the proxy materials?

We are making our proxy materials available to our shareholders over the Internet. You may read, print and download our annual report and proxy statement at the Investor Relations section of our website at www.digimarc.com, on the About, Investors page. On or about March 24, 2021, we will mail our shareholders a notice containing instructions on how to access our 2021 proxy statement and 2020 annual report to shareholders via the Internet and vote online. The notice also provides instruction on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery to receive future annual meeting materials electronically.

We urge you to vote

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares as directed in the proxy card for the Annual Meeting as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you subsequently decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Robert P. Chamness

Secretary

Beaverton, Oregon

March 24, 2021

DIGIMARC CORPORATION

PROXY STATEMENT FOR 2021 ANNUAL MEETING OF SHAREHOLDERS

When and where is the Annual Meeting of Shareholders?  What Information will I receive?

The Board of Directors of Digimarc Corporation, an Oregon corporation (“Digimarc,” “Company,” “we” or “our”), is soliciting proxies to be used at the annual meeting of shareholders (the “Annual Meeting”) to be held on May 5, 2021, at 11:00 a.m., local time, at our headquarters, located at 9405 S.W. Gemini Drive, Beaverton, Oregon 97008, and any adjournment or postponement of the Annual Meeting. Notice of, and electronic access to, this proxy statement, the form of proxy and our 2020 annual report to shareholders (which together we refer to as our “proxy materials”) are first being provided to shareholders on or about March 24, 2021. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting by the proxy holders designated on the proxy.

When is the record date?  How many shares are eligible to vote at the Annual Meeting?

The Board has fixed the close of business on March 2, 2021 as the record date (the “Record Date”) for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, 16,851,344 shares of our common stock, $0.001 par value per share, were outstanding and entitled to vote at the Annual Meeting.

Each outstanding share of common stock on the Record Date is entitled to one vote on all matters. There must be a quorum for the Annual Meeting to be held. The required quorum for the Annual Meeting is a majority of the shares outstanding, present either in person or by proxy. Our Inspector of Elections will tabulate votes cast by proxy or in person at the Annual Meeting.

Are the Proxy Materials Available on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, but even more significantly, will help us reduce waste and our impact on the environment. So please help out by requesting copies by email or using web access. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

How Do I Vote?

Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring your proxy card or proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

If you hold shares directly as the shareholder of record, you may vote your shares by following the instructions set forth on the proxy card. If you hold shares beneficially in street name, you may vote your shares by following the instructions set forth in the notice provided by your broker, bank, trust, or other holder of record. In most cases, you may be permitted to submit your voting instructions by mail, by telephone, or via the Internet by following the instructions in the proxy card or voting instruction card. You may access your proxy materials and proxy card online by accessing the www.proxyvote.com website and entering your 12-digit control number found on the notice that you received. The voting procedures are designed to comply with Oregon law, to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.

Can I Revoke or Change my Proxy?

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may accomplish this by entering a new vote by Internet, or by telephone, by delivering a written notice of revocation to the corporate secretary of Digimarc, by submitting a new proxy card or new voting instruction card bearing a later date (which automatically revokes the earlier proxy instructions) or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If your shares are held in a stock brokerage account or by a bank or other nominee, you must obtain a legal proxy from your broker or other nominee authorizing you to vote your shares at the Annual Meeting.

Any written notice revoking a proxy should be sent to Digimarc Corporation, Attention: Robert P. Chamness, Executive Vice President, Sustainability & Governance, Chief Legal Officer and Secretary, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008, or hand delivered to the Secretary at or before the vote at the Annual Meeting.

How does Digimarc solicit Proxies?  Who pays for soliciting Proxies?

Digimarc solicits proxies by mail and by direct contact to eligible shareholders. Besides this solicitation by mail, our directors, officers and other employees may solicit proxies. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these persons and our transfer agent for their reasonable out-of-pocket expenses in forwarding these materials. Finally, Digimarc has retained the services of Alliance Advisors, a shareholder outreach and proxy solicitation company. Alliance Advisors provides proxy solicitation, investor outreach, regulatory updates, institutional trends analysis and advisory services. We estimate that the total cost of the services from Alliance Advisors will be $44,000. As in all cases, Digimarc will bear the cost of soliciting proxies.

I know that I must vote for my shares to impact the outcome. But how are Abstentions and Broker Non-Votes treated?

Abstentions are shares that abstain from voting on a particular matter. Broker non-votes occur when shares are held in “street name” by brokers or nominees who indicate on their proxies that they did not receive voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote those shares on a particular matter. Abstentions and broker non-votes count as being present for purposes of determining whether a quorum of shares is present at a meeting but are not counted for purposes of determining the number of votes cast for or against a proposal.

What are my options for voting on each proposal?  What is the effect of Abstentions and Broker Non-Votes?

The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each proposal, and the manner in which votes will be counted:

Proposals	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-votes
Election of directors	For or withhold on each nominee.	Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. The seven candidates who receive the greatest number of votes will be elected directors.	Not counted as votes cast and therefore no effect.	Not counted as votes cast and therefore no effect.
Ratification of selection of KPMG LLP	For, against, or abstain.	The votes cast in favor of the proposal exceed the votes cast opposing the proposal.	Not counted as votes cast and therefore no effect.	Brokers have discretion to vote.
Advisory vote to approve executive compensation	For, against, or abstain.	The votes cast in favor of the proposal exceed the votes cast opposing the proposal.	Not counted as votes cast and therefore no effect.	Not counted as votes cast and therefore no effect.

If I want to communicate with the Company, where are the Principal Executive Offices of Digimarc?

Our principal executive offices are located at 9405 S.W. Gemini Drive, Beaverton, Oregon 97008.

ELECTION OF DIRECTORS

(Proposal No. 1 on your proxy card)

How many directors will be elected at the Annual Meeting?  How long are their terms?

Our bylaws authorize the number of directors to be set by resolution of the Board of Directors. Our Board of Directors has fixed the number of directors at ten. Seven directors are to be elected by the holders of common stock at the Annual Meeting. The Governance, Nominating and Sustainability Committee continues to assess Board candidates that will bring additional expertise and diversity to the Board. These seven directors will each serve a one-year term that will expire at the 2022 Annual Meeting of shareholders, or until a successor has been elected and qualified.

How are my shares for the directors cast?  What if the shares are held through a broker?

The proxy holders named in the accompanying proxy or their substitutes will vote the proxy at the Annual Meeting or any adjournment or postponement of the Annual Meeting for the election of the seven nominees as directors unless the shareholder of record instructs that their authority to vote is withheld. Shares held through a broker or other nominee who is a New York Stock Exchange member organization will only be voted in favor of the director nominees if the shareholder provides specific voting instructions to the broker or other nominee to vote the shares in favor of that proposal.

Who is involved in identifying and reviewing candidates for the Board of Directors?

The Board of Directors has delegated to the Governance, Nominating and Sustainability Committee responsibility (1) to recruit and vet new candidates for nomination to the Board and (2) to review continuing competence and contribution of members who wish to stand for reelection. Digimarc has long been blessed with an ability to recruit directors who possess expertise in the key areas of our business, and who can provide oversight and expertise to the management team. Over the past few years, improving the diversity and inclusiveness of our nominees has been an objective of the Committee. Those efforts came to fruition in 2020, with the election of Alicia Syrett, and in 2021, with the election of Sheela Zemlin and Sandeep Dadlani. Moreover, the election of Riley McCormack in 2020 brought the perspective of our largest shareholder representative to the Board.

What process does the Board use to find new directors? What does the Board think about refreshment and diversity?

The Governance, Nominating and Sustainability Committee posts Board vacancies and finds candidates on a number of diverse websites and through personal and professional referral networks. For the most recent search, the chair (Alicia Syrett) and the members reviewed approximately 300 resumes. As for refreshment and diversity, in the past year, one director retired and two indicated that they would not stand for re-election. Four new directors have been elected, bringing age and experiential diversity to the Board. As of the May 5 Annual Meeting, four of the seven directors (57.1%) will have served six months or less, indicating material refreshment. Gender diversity has increased from zero directors to two of the seven that will stand for re-election (28.6%) and two members bring racial/ethnic diversity (28.6%) to the Board. Exceptional candidates are under consideration who may bring additional diversity to the Board.

Does the board do self-evaluations and if so how does this process work?

The Board and each of the Committees have completed a self-assessment annually for the past 17 years. In addition, every few years, an outside, independent consultant conducts a more formal assessment. The most recent formal outside assessment was conducted in the fall of 2020. Among other items, the competencies and contributions of each member were evaluated. Each member received an individual report and the Lead Director received copies of all reports. A Board meeting was held to consider the results and determine the appropriate course of action.

Is there a list of the 2021 nominees?

Each person listed below has been nominated by the Company to be elected to the Board of Directors. There are no arrangements or understandings between any director and any other person pursuant to which the director is or was to be selected as a director (other than that TCM|Strategic is entitled to a Board seat and membership on all committees under the terms of its Subscription Agreement with the Company, dated September 29, 2020), or pursuant to which the director receives compensation or any other payments from any third party for service as a director. There is no family relationship between any director and any executive officer of Digimarc.

The following is information about our Board of Directors’ nominees for election as a director as of March 2, 2021.

Candidates for the Board of Directors

Director Nominees	Director Age	Director Since
Bruce Davis	68	2008
Sandeep Dadlani	46	2021
Riley McCormack	45	2020
James T. Richardson	73	2008
Alicia Syrett	43	2020
Andrew J. Walter	52	2016
Sheela Zemlin	52	2021

Who are the candidates that will stand for election at the 2021 Annual Meeting?  What are the experiences, qualifications, and anticipated contributions of the Director nominees?

   Bruce Davis was elected Chairman of the Board of Directors and named our Chief Executive Officer on June 18, 2008. He served the former Digimarc Corporation, our former parent company (“Old Digimarc”), as its Chief Executive Officer since 2001 and a director since December 1997, as its chairman of the Board of Directors since May 2002, and as its President from December 1997 through May 2001. Mr. Davis received a B.S. in accounting and psychology and an M.A. in criminal justice from the State University of New York at Albany, and a J.D. from Columbia University.

Mr. Davis brings strategic, operational and transactional expertise to the Board of Directors. He has broad technological and market knowledge, establishes the strategic direction for the Company, has over 23 years of Digimarc executive leadership experience, has been an architect of the Company’s intellectual property portfolio, and had over 26 years of broad-based entrepreneurial, start-up, legal and CEO experience prior to joining Digimarc. For more information on Mr. Davis’s background and experience, please see the biographical information posted on our website at www.digimarc.com, on the About, Company, Leadership page.

Sandeep Dadlani was elected to our Board in March of 2021. Mr. Dadlani serves as a member of the Governance, Nominating and Sustainability Committee and the Market Development Committee. Mr. Dadlani joined Mars, Incorporated, a $40 billion global conglomerate in the petcare, food and confectionary businesses, as Global Chief Digital Officer in September 2017, where part of his responsibilities focused on the digitalization of the supply chain for Mars. He works with Mars' global business segments to drive their digital growth, while delivering effectiveness and efficiency to existing business and technology platforms. He focuses on consumer centricity, the power of data, analytics, artificial intelligence, and automation, driving new digital platforms, e-commerce, D2C business models, and new agile digital behaviors across the enterprise. Mr. Dadlani has won several awards, including CIO of the Year in 2019 by Consumer Goods Technology, one of the top 150 business transformation leaders globally by Constellation Research, and Blue Yonder’s 50 most prominent AI thought leaders in 2021. Prior to joining Mars, Mr. Dadlani was with Infosys (NYSE: INFY) from 2001 to 2017. From January 2016 until his departure in September of 2017, he was President, Head of Americas and Global Head of Infosys's Manufacturing, Retail, Consumer Packaged Goods and Logistic Practices. He co-founded and eventually ran as Chairman Infosys Edgeverve, a new artificial intelligence company for Infosys, and Skava, a mobile commerce company. Prior to his employment with Infosys, he began his career in investment banking at Citibank.

Mr. Dadlani has more than 23 years of experience in operations, consulting, business development and product management. He has been a contributor to the Harvard Business Review, Forbes, and Consumer Goods Technology, and is a regular keynote speaker at industry forums. He has co-authored the UN Global report on supply chain sustainability. Additionally, he is on the World Economic Forum’s Global Agenda Council on the Future of Consumption and has participated for several years in the World Economic Forum Annual Meeting in Davos. Mr. Dadlani earned a B.E. degree (electrical engineering) from M.S. University, Baroda, India and an MBA (in finance) from JBIMS, Mumbai University, India. He brings product management, operations, digital and technology platforms, data management, artificial intelligence, mobile commerce, e-commerce, platform automation, supply chain digitalization, and international experience to Digimarc. Mr. Dadlani was referred to the Governance, Nominating and Sustainability Committee by Mr. Walter, a member of the Board of Directors.

Riley McCormack was elected to our Board of Directors in October 2020. Mr. McCormack serves as a member of the Compensation Committee, Governance, Nominating and Sustainability Committee, and Market Development Committee and serves as the Chair of the Compensation Committee. At the February 2021 Board Meeting, Mr. McCormack was elected Lead Director, to serve until his successor is duly elected and qualified. Since 2015, Mr. McCormack has served as Managing Member and CEO of McCormack Family Investments and founded and has served as Managing Member and CEO of TCM|Strategic, a fund that recently invested $53.5 million in the Company. Previously Mr. McCormack was the founder, CEO and PM of Tracer Capital Management, a $1.5 billion New York-based global technology, media and telecommunication hedge fund.  Prior to Tracer, he was a partner at Coatue Capital and a high-yield research analyst at Morgan Stanley, covering media and telecom companies. Mr. McCormack graduated summa cum laude from The Wharton School at the University of Pennsylvania, where he was a Benjamin Franklin Scholar and a Joseph Wharton Scholar.

Mr. McCormack brings strategic, financial, investment, operational and transactional expertise to the Board of Directors. He brings the perspective of a long-time shareholder, major investor, and extremely diligent student of the Company and its strategy. He has extensive experience investing in, and providing advice to, a broad range of companies, with a specific focus on fast growing global technology, media and telecommunication firms. His prior experience is particularly germane to strategic and financial oversight, attracting institutional investors to Digimarc, and ensuring the interests of all Digimarc shareholder-owners are well represented. TCM|Strategic is entitled to a Board seat and membership on all committees under the terms of its Subscription Agreement with the Company, dated September 29, 2020, and Mr. McCormack was chosen to fill that Board seat.

James T. Richardson was elected to our Board of Directors in July 2008 and served as Lead Director from that time until February 2021, when he was succeeded by Mr. McCormack. He served Old Digimarc as a director from March 2003 until its sale in August of 2008 and was the Lead Director for that period as well. Mr. Richardson serves as a member of the Audit Committee and the Governance, Nominating and Sustainability Committee and serves as the Chair of the Audit Committee. Mr. Richardson has served as an officer and director of and consultant to companies in the high-technology sector. Mr. Richardson was a director (and former chairman of the board of directors and former chairman of the audit committee) of FEI Company (listed on Nasdaq as FEIC until acquired), a diversified scientific instruments company, from 2003 until its sale in 2016. He previously served as a director and audit committee chair of Tripwire, Inc., a network security company, from 2003 to 2011; as a director of Epicor Software Corporation (Nasdaq: EPIC), a global business software company, from 2008 to 2010; and as a director of Plumtree Software, Inc. (Nasdaq: PLUM), an enterprise software company, from 2003 to 2005. Mr. Richardson received a B.A. in finance and accounting from Lewis and Clark College, an M.B.A. from the University of Portland, and a J.D. from Lewis and Clark Law School, and is a licensed C.P.A. and attorney in Oregon. Mr. Richardson is a Board Leadership Fellow certified by the National Association of Corporate Directors (NACD).

Mr. Richardson provides the local business community perspective, and brings public company operational, financial, legal and industry expertise to the Board of Directors, particularly in the high technology and financial areas. Prior to joining our Board, Mr. Richardson served as chief financial officer and chief administrative officer for five global technology companies ranging in size from $20 million to $300 million in annual revenue, including as senior vice president and chief financial officer of WebTrends Corporation, a website analytics company, senior vice president-corporate operations and chief financial officer at Network General Corporation, a developer of network management software, vice president finance and administration and chief financial officer of Logic Modeling Corp., a semiconductor software company, and vice president finance and administration and chief financial officer of Advanced Logic Research, Inc., a server and systems company. These experiences are particularly germane to the strategic and operational oversight, transactional and risk analysis, and legal and financial initiatives of the Company.

Alicia Syrett was elected to our Board of Directors in October 2020. Ms. Syrett serves as a member of the Audit Committee, Compensation Committee, Governance, Nominating and Sustainability Committee, and Market Development Committee and serves as the Chair of the Governance, Nominating and Sustainability Committee. Ms. Syrett brings more than 20 years of investment management experience to the Digimarc Board. She is currently the Chief Executive Officer of Pantegrion Capital, an investment management firm she founded in 2011. She is an accomplished author, speaker, and regular media personality on major cable and network news and financial programs. Before Pantegrion, Ms. Syrett was the Chief Administrative Officer and Managing Director of Mount Kellett, a multi-billion-dollar investment firm acquired by Fortress Investment Group. Between 2002 and 2008, she served as a Director at HBK Investments and as Chief Administrative Officer at Farallon Capital, one of the country’s largest hedge funds. She began her career at Donaldson, Lufkin, & Jenrette in investment banking. Ms. Syrett currently serves on the boards of NewAge, Inc. (NASDAQ: NBEV), the New York Tech Alliance, and EnerKnol, an innovative energy policy and data analytics company. Ms. Syrett holds an MBA from both Columbia Business School where she received Beta Gamma Sigma honors and the London Business School where she graduated with distinction (top 10%) and holds a bachelor’s degree in economics with concentrations in finance and accounting from The Wharton School at the University of Pennsylvania, where she graduated magna cum laude. Ms. Syrett is a Board Leadership Fellow certified by the National Association of Corporate Directors (NACD).

Ms. Syrett brings executive, human capital management, financial, compensation and operational expertise to the Board of Directors. Ms. Syrett is accomplished across many disciplines with extraordinary leadership qualities, a history of investing in and advising hyper-scale growth organizations, a track record of advocating for diversity and equality, and a mastery of modern media. She is an accomplished venture capitalist, author, instructor at Columbia University, public speaker and has been a regular guest on various financial network television shows. Ms. Syrett is also a highly sought-after advisor to startups, early-stage, hyper-growth companies, and women-led organizations. Her experience is particularly germane to Digimarc initiatives to increase diversity and inclusion at all levels of the Company and improve the Company’s compensation program, succession planning, corporate governance, sustainability and Board and personnel recruitment initiatives. Ms. Syrett contacted Mr. Davis directly by letter regarding her interest in serving on the Digimarc Board of Directors.

Andrew J. Walter was elected to our Board of Directors in October 2016. Mr. Walter serves as a member of the Audit Committee and the Market Development Committee and serves as the Chair of the Market Development Committee. Mr. Walter has more than 30 years of operations, information technology and shared services experience, including 26 years at The Procter & Gamble Company (NYSE: PG), a consumer goods company. Mr. Walter has served on a number of boards, including the GS1 US Board of Governors, an organization that develops and maintains global standards for business communication, and as Chair for its technology committee. He is currently serving as an advisory board member or strategic advisor for various privately held technology companies and as Trustee and Vice Chair for the Ovarian Cancer Alliance of Greater Cincinnati. Mr. Walter received his B.C.S. from the University of Cincinnati.

Mr. Walter brings strategic, international, operational and transactional expertise to the Board of Directors. Prior to joining our Board, Mr. Walter enjoyed a long tenure at Procter & Gamble, where he most recently led its Global Business Services and IT Global Commercial Services and Delivery organization until August 2016, with more than 1,500 IT and multifunctional professionals and more than 5,000 partner resources. He has deep expertise in integration of emerging and core commercial technologies, supply chain management, sales and marketing, and consumer and business analytics.

Sheela Zemlin was elected to our Board of Directors in February 2021. Ms. Zemlin serves as a member of the Compensation Committee and the Market Development Committee. Ms. Zemlin brings more than 20 years of executive management, sales, software and customer success experience to the Digimarc Board. From 2018 to 2021, she served as the Chief Revenue Officer and Partner for PwC New Ventures in San Francisco, CA, where she managed sales, marketing, customer success and go-to-market operations across the portfolio of software companies. Ms. Zemlin also served as the lead, client-facing Partner for the emerging Fintech segment. From 2017 to 2018, she consulted with PwC as an Executive in Residence for PwC New Ventures prior to joining the PwC Partnership. Ms. Zemlin held a number of increasingly responsible leadership roles in the software technology industry over the 15 years prior to joining PwC. Ms. Zemlin was the General Manager and Senior Vice President for TIBCO Software in Palo Alto, CA, where she managed a global team across sales and customer success for the SaaS business. Prior to that, she was the Senior Vice President of Sales, Customer Success and Partners at Bill.com (NYSE: BILL) in Palo Alto, CA; the Vice President of Global Sales Strategy and Operations for Taleo (which was acquired by Oracle); and as Global Vice President, Global Strategy, Senior Director of Enterprise Segment Management, and General Manager and Director of Small Business Market Planning at LexisNexis/Reed Elsevier in San Francisco, CA. Ms. Zemlin earned a degree in operations management from Michigan State University with magna cum laude honors and a MBA from Harvard Business School.

Ms. Zemlin brings executive, software, sales, customer success and private and public company expertise to the Board of Directors. Ms. Zemlin is accomplished across many disciplines with extraordinary leadership qualities. She has a history of strong executive management and positions of revenue generation responsibilities and has served on the boards and as the general manager of multiple portfolio companies. She has run sales, marketing, business development, go to market strategies, and customer success functions. Her experience is particularly germane to Digimarc initiatives to increase diversity and inclusion at all levels of the Company and improve the Company’s sales and services offerings, software business acumen, and Board and personnel recruitment initiatives. The Governance, Nominating and Sustainability Committee recruited Ms. Zemlin through a board recruitment service that provided potential candidates.

Do the current members have the diversity of experience and skills necessary to function effectively?

The Board of Directors believes that our current directors, enhanced this past year with five new members, provide the diversity of experience and skills necessary for a well-functioning board. All our directors have substantial senior executive level experience. The Board of Directors highly values the ability of individual directors to contribute to a constructive board environment and the Board believes that the current board members standing for reelection perform in such a manner.

Do the current board members reflect the skills necessary to execute the business strategy?

The Governance, Nominating and Sustainability Committee reviews the skills and contributions of all Board members annually and reflects those findings in the Board and Committee minutes and in a summary form in the director biographies in the proxy statement. Each of the directors brings unique skills and contributions to the Board and, in the aggregate, the members have the skills necessary to help the management team execute Digimarc’s business strategy.

Is there a matrix of director skills, experience and qualifications?

The Digimarc Board of Directors is comprised of C-Suite executives with extensive experience overseeing domestic and global operations and managing risk of companies throughout their respective careers. A skills matrix follows below. Each director’s profile above also contains a more complete description of each director’s background, professional experiences, qualifications, and skills and contributions. Any public company board of directors upon which a director currently serves or has served during the past five years is set forth in the description above.

In addition to the following matrix, all of our directors have experience in the following areas:

•	C-Suite executive
•	Risk Management
•	Corporate Operations
•	International/Global Operations

A Balance of Director Skills, Experience and Qualifications

Experience or Expertise	Bruce Davis	Sandeep Dadlani	Riley McCormack	James Richardson	Alicia Syrett	Andrew Walter	Sheela Zemlin
Finance / Accounting			●	●	●
Legal / Governance	●			●	●
Human Capital / Talent Development		●				●	●
Technology, Data / Cyber Security	●	●	●	●		●	●
Government Affairs / Public Safety	●		●
Sustainability / Environmental & Social		●			●
Industry Knowledge	●	●	●	●		●
Culture / Diversity & Inclusion					●	●	●
Sales / Marketing							●

Which nominees to the Board will be “independent” directors?

Our Board of Directors believes that maintaining a strong, independent group of directors is important for good governance, and all but one of our directors qualify as independent. The Board of Directors has determined that each of Mr. Dadlani, Mr. McCormack, Mr. Richardson, Ms. Syrett, Mr. Walter, and Ms. Zemlin, collectively representing all outside members and a majority of our Board of Directors, is “independent” as that term is defined by Nasdaq Listing Rule 5605. There were no undisclosed transactions, relationships or arrangements involving any of the independent directors of Digimarc that were considered by the Board of Directors in connection with the determination of whether any particular director is independent.

What vote is required to elect the directors?

If a quorum is present, the seven candidates receiving the highest number of affirmative votes present or represented and voting on this proposal at the Annual Meeting will be elected to the Board of Directors.

The Board of Directors recommends a vote FOR the election of each of the nominees named above.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2 on your proxy card)

Who has Digimarc appointed as its independent auditors?

The Audit Committee of the Board of Directors has appointed KPMG LLP as Digimarc’s independent registered public accounting firm to audit our financial statements and internal controls over financial reporting for the year ending December 31, 2021. Although ratification by our shareholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this appointment by the shareholders. Notwithstanding its appointment, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Digimarc and its shareholders.

What happens if the shareholders do not ratify KPMG’s selection?

If the shareholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm, the Audit Committee will reconsider the appointment. A representative of KPMG LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders and to make a statement if he or she desires to do so.

How much has KPMG been paid during the past two years and for what services?

The following table presents aggregate fees billed for audit and other professional services rendered by KPMG LLP for the years ended December 31, 2019 and December 31, 2020.

	Fiscal Year 2019	Fiscal Year 2020
Audit Fees (1)	$540,000	$528,200
Audit-Related Fees (2)	$—	$—
Tax Fees (3)	$—	$—
All Other Fees (4)	$—	$—
Total Fees	$540,000	$528,200

(1)

Audit Fees consist of fees for professional services rendered for the audit of our 2019 and 2020 annual financial statements, including the audit of internal control over financial reporting, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent auditors in connection with regulatory filings, including comfort letters and consents.

(2)

Audit-Related Fees consist of fees billed for assurance and related services rendered that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.” No such fees were incurred in 2019 or 2020.

(3)	Tax Fees consist of fees billed for professional services rendered for tax research and consulting services. No such fees were incurred in 2019 or 2020.
(4)	All Other Fees consist of fees related to licensee audits and similar activities. No such fees were incurred in 2019 or 2020.

How are the fees paid to KPMG approved, and by whom?

The Audit Committee reviews and approved all fees paid to KPMG LLP. The Committee pre-approves the Audit, Audit-Related, Tax and All Other services performed by the independent registered public accounting firm. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm that is reviewed and updated from time to time. Under the policy, the term of any pre-approval is generally twelve months from the date of pre-approval.

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm and the specific services included within the pre-approvals are established annually by the Audit Committee and are reviewed as the Audit Committee deems appropriate. Any proposed services exceeding these levels, amounts, or type of services require specific pre-approval. No services were provided by the independent auditors under the categories of “Audit-Related Fees,” “Tax Fees” or “All Other Fees” in 2019 or 2020.

What vote is required to ratify the selection of KPMG?

If a quorum is present, the appointment of KPMG LLP as our independent registered public accounting firm will be ratified if the votes cast in favor of this proposal exceed the votes cast opposing this proposal.

The Board of Directors recommends a vote FOR the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(Proposal No. 3 on your proxy card)

What is the say-on-pay vote about?

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables Digimarc shareholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. This advisory vote on executive compensation is referred to as a “say-on-pay vote.” Digimarc offers shareholders a say-on-pay vote every year.

How do I learn about Digimarc’s executive compensation?

We encourage shareholders to read the “Executive Compensation” sections of this proxy statement for a more detailed discussion of our compensation programs and policies, the compensation and governance related actions taken in 2020, and the compensation awarded to our named executive officers. The Report of the Compensation Committee of the Board of Directors, which prefaces the section on Executive Compensation, discusses the philosophy and processes which guide the decisions of the Compensation Committee.

Mr. Davis is in the first year of his new three-year employment agreement that was adopted in August 2020, and the material changes in his compensation that were made according to that agreement are summarized below. The other officers are compensated in a manner consistent with the processes and philosophy set forth below.

What process has the Company used to determine what is fair compensation? Did the Committee engage shareholders through outreach?

In 2020, the Compensation Committee of the Board Directors made four principal changes to the Company’s executive compensation practices from prior years: (1) expanded efforts to engage our shareholders about their concerns and advice on executive compensation, and brought that information back into the review and analysis of the Committee, (2) retained a new outside independent compensation consultant, (3) added a material performance-based annual incentive bonus to the compensation plan for all named executive officers in place of certain long-term incentive pay, and added performance shares to the CEO’s long-term incentive plan, and (4) recruited two new members to the Compensation Committee to represent the interests of the shareholders, including the largest shareholder of the Company.

First, the Company improved and expanded its outreach efforts to shareholders, both by corporate insiders and an outside consultant. The Company retained Alliance Advisors, a multi-faceted shareholder communications firm, to advise on how to improve our shareholder outreach and communication program. As a result, the Committee charged its members, Company executives and Alliance Advisors to inform our shareholders of changes proposed to and implemented in the executive compensation program, seek their advice and counsel regarding those changes, bring that information into the process, and periodically engage shareholders in ongoing communications. The Company estimates that it has had such outreach or communications with shareholders representing over 66% of the outstanding shares eligible to vote. Those shareholders favored placing a significant portion of each named executive officer’s compensation “at risk” and having more performance-based elements of compensation with both financial and operational elements.

Moreover, in his new capacity as Lead Director, Mr. McCormack also serves as a key “shareholders’ voice” in the boardroom. He has already had conversations with a broad cross-section of our shareholders and provides them with a direct conduit to Board decision-making. Conversation focused on compensation-related matters.

Second, the Committee decided to change its outside independent compensation consultant to Compensia, a company which provides compensation analysis, advice and recommendations to a significant number of public company compensation committees in the technology sector. The Committee wanted a fresh look at and approach to executive compensation and an analysis of a new peer group to ensure that the compensation program was fair and equitable to all Digimarc stakeholders, including our shareholders and our named executive officers, directors and employees. Three major changes were incorporated into the compensation plan for Digimarc named executive officers, effective for 2021: (1) the addition of a cash incentive bonus for all named executive officer short-term incentive pay in place of certain long-term incentive pay, (2) the addition of performance shares to the CEO’s long-term incentive plan, and (3) the adoption of an overall philosophy that every named executive officer should have a material portion of his or her compensation “at risk.”

Third, in response to the feedback from our shareholders and last year’s negative say-on-pay vote, the Committee incorporated performance-based elements of compensation in, and introduced a non-dilutive cash component to, the compensation program for all officers. A summary of the primary incentive program elements for the compensation program of the officers is as follows:

•

For all named executive officers (other than the CEO), 15% of their long-term incentive (“LTI”) compensation was allocated to performance-based short-term incentive (“STI”) compensation starting in 2021, except for the Sales Vice President, who had 30% of his LTI allocated to STI compensation

•	For the CEO, the amount of STI compensation (as defined in his employment agreement) is targeted at $200,000 per year starting in 2021
•	The metric for assessing payout is actual bookings versus forecasted bookings (established for the plan prior to the start of 2021); bookings is defined as the non-cancelable value of a contract
•	The STI program was implemented with pre-determined, objective and rigorous performance scaling on bookings achievement for the year
•	The Compensation Committee designed these elements to put a material amount of each officers’ compensation at risk, and also to create an incentive for performance that exceeds expectations
•	The Compensation Committee plans to continue to increase the “at-risk” portion of executive compensation while also creating an incentive for outperformance going forward
•	In addition, by adding a cash component to the incentive program, executives can monetize part of their incentives without creating dilution and stock overhang for investors
•	The program was designed so that the amount of compensation at risk was materially greater for the CEO first and foremost, and for the named executive officers

Fourth, the Company recruited two new members to the Committee to represent the shareholders’ interest in compensation decisions. Mr. McCormack, who manages TCM|Strategic (holder of over 22% of the shares in the Company), joined the committee and was elected chair of the Committee in 2020. He brings the perspective of a significant shareholder to the executive compensation program decisions. Ms. Syrett, who joined the committee in 2020, is experienced in personnel recruitment and retention matters and understands incentive compensation models and organizational behavior.

What are the objectives of Digimarc’s executive compensation program?

Digimarc’s goals for its executive compensation program are (1) to attract, retain, motivate and appropriately reward the Company’s executive officers, and (2) to align the interests of the Company’s executive officers with those of Digimarc shareholders. Digimarc seeks to accomplish these goals in a way that rewards performance and is aligned with its shareholders’ long-term interests.

What role do stock and bonuses play in the executive compensation program?

Digimarc has chosen to use primarily time-based restricted stock that vests over three years (for the CEO and co-terminus with his employment contract) or four years (for the other named executive officers). This type of award provides an increasing return to the named executive officers as our common stock appreciates, thereby creating an incentive to increase shareholder value over a longer term. In addition, the Company incorporated performance shares that have both economic and time thresholds into the CEO’s employment agreement. Finally, all named executive officers have a short-term incentive element (a performance bonus) included in their compensation packages starting in 2021. In addition to this payout being directly tied to performance, the introduction of a cash component to the incentive program enables executives to monetize part of their incentive payout without creating additional dilution and stock overhang for investors.

Digimarc believes that its new executive compensation program, which emphasizes long-term equity awards and performance-based bonuses, is strongly aligned with the long-term interests of its shareholders.

What have the Company’s prior “say-on-pay” results been, and how has the company reacted in response?

In 2018, the Company began soliciting annual say-on-pay advisory votes. Prior to that time, the Company solicited the advisory vote every three years and all of the Company’s say-on-pay votes proposals were approved.

At our 2018 Annual Meeting, our “say-on-pay” advisory proposal was not approved, with 42% of the votes cast by our shareholders voting in favor of the proposal. In response to this vote, the Compensation Committee undertook a review of all aspects of Digimarc’s named executive officer compensation program. With respect to the CEO’s compensation, because Mr. Davis’ employment agreement would not expire until August 31, 2020, no changes could be made prior to expiration without breaching his contract. As for the other named executive officers, for 2019, the Compensation Committee froze salary and stock compensation at 2018 levels, except for one named executive officer who assumed materially broader responsibilities as part of a management reorganization, and minor changes that were made to the incentive compensation plans of individuals in the Sales organization.

In February 2019, the Compensation Committee adopted an incentive compensation recovery policy, described below, relative to financial restatements and inappropriate behavior. At our 2019 Annual Meeting, our advisory “say-on-pay” proposal was not approved, with 47% of the votes cast by our shareholders voting in favor of the proposal. The Compensation Committee made minor market-based adjustments to the executive compensation packages.

At our 2020 Annual Meeting, our “say-on-pay” advisory proposal was not approved, with 29% of the votes cast by our shareholders voting in favor of the proposal. This vote coincided with the third and final year of the CEO’s employment agreement. As a consequence of the negative vote received, the Compensation Committee undertook the steps highlighted above.

Can you provide a summary of the nature of the changes the Committee made in connection with the CEO’s employment agreement after the negative vote?

The CEO’s employment agreement (the “Agreement”) was redesigned to:

•	Be competitive with peer companies with substantial “at risk” pay for performance
•	Align to best practices in market compensation levels and structures
•	Address feedback from our shareholders, new compensation consultant, and past say-on-pay advisory vote results

The Board reviewed CEO compensation practices and determined to set the CEO’s annual compensation level to be within competitive market ranges of an updated set of peer companies:

•	Peer group comparators used for benchmarking were generally aligned to Digimarc based on size/value/industry
•	The CEO’s salary was held flat for fiscal years 2020 and 2021 (rather than to predetermined annual increases as in prior years)
•	The CEO’s fiscal year 2020 and 2021 annualized total target pay was set at the peer median relative to the annual pay levels for the CEOs in our peer group
•	On a 2-year average annualized basis, target total pay is approximately $2.3 million, with no additional equity grants in 2021
o

This is based on 2020 compensation consisting of approximately $785,000 salary, grants of stock options valued at $772,800 and restricted stock units (“RSU”) and performance-based restricted stock units (“PSU”) valued at $2,061,400

o	For 2021, this includes a $785,000 salary and a $200,000 target cash short-term incentive bonus

The Board also determined to ensure that the CEO’s total pay mix is now 50% performance-based:

•

As explained above, the implementation of a performance-based short-term incentive cash bonus for fiscal year 2021 ties to objective, pre-determined bookings achievement with a performance scale that the Board determined to be rigorous

•

Half of the CEO’s equity grant for fiscal years 2020 and 2021 (which is intended to be the only grant provided for both fiscal years 2020 and 2021) is PSUs that can only be earned upon our achievement of material stock price increase targets

o	To earn the underlying tranches subject to this PSU award, our stock price must increase by 62% to 127% within the one-to three-year period following the Effective Date of the Agreement
o

The CEO’s employment agreement, which can be found at https://www.sec.gov/Archives/edgar/data/0001438231/000156459020040297/dmrc-ex101_6.htm, has a more detailed description of stock price goals and measurement methodology to enable our shareholders to fully assess the program’s rigor

o

Any earned tranches are further subject to time-based vesting over a 3-year total period from the Effective Date of the Agreement, which further drives the CEO’s longer-term alignment and retention with the interests of our shareholders

o

In particular, the vesting for tranche 1 occurs at the later of when the Committee determines that the performance goal has been achieved or one year from the Effective Date of the Agreement; tranche 2 at the later of when the Committee determines that the performance goal has been achieved or two years from the Effective Date of the Agreement; and tranche 3 at the later of when the Committee determines that the performance goal has been achieved or three years from the Effective Date of the Agreement

•	The other half of the CEO’s equity grant for fiscal years 2020 and 2021 is split equally between stock options and time-based RSUs.
o	The CEO will only realize value from the stock option grants if our stock price materially increases after the grant date
o	Both the stock options and time-based RSUs vest over the three-year period of the CEO’s new employment Agreement, which further strengthens our CEO retention objectives

Why is there such a focus on bookings in the incentive compensation plan?

Digimarc solutions for retail and recycling have moved from the development/R&D stage to the “scale up" stage. The tying of compensation to bookings is therefore critical because bookings are the best present indication of future earnings, and the retail and recycling opportunities are now maturing to this scale-up state. The importance of bookings growth is further reflected in Digimarc recent hiring of two new executive leaders, a Chief Product Officer and a Chief Revenue Officer, to help scale the business.

Is there other information that I should consider before I cast my vote?

In determining whether to approve this proposal, we believe that the following additional information may be important to our shareholders:

•

Independent Compensation Committee. Executive compensation is reviewed and established by a Compensation Committee of the Board consisting solely of independent directors. The Compensation Committee meets in executive session, without the executive officers being present, to determine the annual named executive officers’ compensation. The Compensation Committee receives data, analysis and input from an independent compensation consultant that does not perform any additional services for Digimarc’s management and works solely for the Board. The Committee also solicits and values the comments and recommendations of our investors and has actively reached out to over 66% of shareholders on this issue. Finally, in 2020, the Board added two new members to the Committee. It elected the representative of the Company’s largest shareholder group to chair the Compensation Committee and also elected another member with extensive compensation experience to the Committee.

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Incentive Compensation Recovery Policy (“Claw-Backs”). In February 2019, our Board of Directors adopted revised Corporate Governance Guidelines that provide that the Company, at the discretion of the Compensation Committee after it has considered the costs and benefits of doing so, and to the extent permitted by applicable law, will seek to recover incentive compensation awarded or paid to an officer or employee for a fiscal period if the result of the performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment. In addition, if an officer or employee of the Company engaged in intentional misconduct that contributed to the award or payment to such officer or employee of a greater amount of incentive compensation than would have been paid or awarded in the absence of the misconduct, the Company may take other remedial and recovery action, as determined by the Compensation Committee in its discretion.

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No Perquisites. Our policy is to not provide perquisites or other personal benefits to our named executive officers, other than those benefits provided for all other employees. The Company does not engage in lending, gross-ups or other questionable practices.

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Significant Insider Ownership. As disclosed on the beneficial ownership table in the “Security Ownership of Certain Beneficial Owners and Management” section of this proxy below, the directors and named executive officers of the Company collectively owned 4,274,741 shares of stock at year-end 2020, or about 25.17% of the shares outstanding. In addition, all of our non-executive officers and employees are shareholders in Digimarc. The Company believes that stock ownership by all employees helps ensure alignment with shareholder interests. Such employee holdings increased by about 172,000 shares  this past year.

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Stock Ownership Guidelines. Our directors and named executive officers are subject to the stock ownership guidelines described in our Report of the Governance, Nominating and Sustainability Committee of the Board of Directors under “Stock Ownership Guidelines.” Under our guidelines, named executive officers and directors are required to own Company stock as a means of supporting alignment with the interests of our long-term shareholders. The Board believes that it is important for its members and named executive officers to hold baseline amounts of Company stock to meet that objective. The Board reviewed the prior stock ownership guidelines and increased the level of required holdings to the following amounts:

o	for non-employee directors: 6x their regular annual Board service cash retainer
o	for the Chief Executive Officer: 6x annual base pay
o	for the other named executive officers: 3x annual base pay

To calculate the number of shares necessary to satisfy our Stock Ownership Guidelines, we include the following shares: (1) shares owned directly (or indirectly through a 401(k) plan or Employee Stock Purchase Plan); (2) unvested restricted stock awards and RSUs that vest based solely on continued service, and PRSUs that have been earned based on performance but remain subject to time-based vesting, based on an estimated net-after tax number of shares; and (3) vested stock options, based on the valuation date intrinsic value and an estimated net-after tax number of shares.  For converting the targeted value to a number of shares, we use the higher of the 20 days moving average price of our common stock at end of our most recent fiscal year or the end of each fiscal quarter of the most recent fiscal year.

To support compliance with our Stock Ownership Guidelines, we have established rigorous retention requirements that limit the ability of non-employee directors and named executive officers to sell Company stock until/unless the individual is in compliance with the guideline ownership requirement, as follows:

o	100% of net vested securities if holdings are below 50% of the guideline ownership requirement, and
o	75% of net vested securities if holdings are between 50% and 100% of the guideline ownership requirement

Directors and executives are strongly encouraged to reach their required stock ownership level in no more than five years.  For more detail about the administration of the guidelines, see the “The Governance Functions and Processes of the Governance, Nominating and Sustainability Committee” section of this proxy below.

As of December 31, 2020, the most recent measurement period under the Stock Ownership Guidelines, all of the executive officers, including the CEO, and all of the directors then serving, except for one director elected to the Board in October 2020, exceed the enhanced guideline ownership requirements as detailed below:

SOG Compliance Matrix

Name	Title	Multiple of Base Pay	Currently In Compliance	On-Track For Compliance
Board of Directors
Richard L. King	Director	6x	x
Riley McCormack	Director	6x	x
James T. Richardson	Director	6x	x
Alicia Syrett	Director	6x		x
Andrew J. Walter	Director	6x	x
Bernard Whitney	Director	6x	x

Named Executive Officers
Bruce Davis	Chairman of the Board and Chief Executive Officer	6x	x
Robert Chamness	EVP/Sustainability & Governance, CLO & Secretary	3x	x
Charles Beck	EVP, Chief Financial Officer and Treasurer	3x	x
Joel Meyer	EVP, Innovation, Specifications and Standards	3x	x
Tony Rodriguez	EVP and Chief Technology Officer	3x	x
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Anti-hedging and Anti-pledging Policies. Anti-hedging and anti-pledging policies have been part of our governance policies from Digimarc’s earliest days as a public company. Hedging and pledging practices are prohibited for all officers, directors and employees of the Company by the insider trading policy.

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Other Short-term or Speculative Securities Transactions. The Company has determined that there is a substantial likelihood for the appearance of improper conduct by Company personnel if they were to engage in short-term or speculative securities transactions. Therefore, Company officers, directors and employees are prohibited from engaging in any of the following activities involving the Company’s shares, except with the prior written consent of the Corporate Compliance Officer: (1) purchasing the Company’s securities on margin; (2) short sales; (3) buying or selling puts or calls; (4) trading in options (other than those granted by the Company); (5) pledging Company securities as collateral for a loan; and (6) any hedging or monetization transaction, including zero-cost collars and forward sale contracts. In the nature of a further prohibition, from time to time, effective immediately upon notice or as otherwise provided by the Company, the Company may determine that other types of transactions, or all transactions, by Company personnel in the Company’s securities are prohibited, but may be permitted only with the prior written consent of the Corporate Compliance Officer.

What is the effect of the “Advisory Vote” relating to say-on-pay?

Digimarc requests shareholder approval of the compensation of its named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the compensation tables and the narrative disclosures that accompany the compensation tables).

Although this vote is advisory and non-binding on the Compensation Committee, the Board or the Company, the Board and the Compensation Committee, which are responsible for designing and administering Digimarc’s executive compensation program, value the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation policies and decisions for named executive officers.

What vote is required to “win” the advisory vote?

If a quorum is present, the compensation of Digimarc’s named executive officers will be approved on a non-binding basis if the votes cast in favor of this proposal exceed the votes cast opposing this proposal.

Digimarc believes the compensation program for the named executive officers is instrumental in helping Digimarc achieve its strategic objectives and long-term financial performance. We ask for your support with a positive vote for the say-on-pay proposal.

The Board of Directors recommends a vote FOR the approval, on a non-binding basis, of the compensation of Digimarc’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

REPORT OF THE GOVERNANCE, NOMINATING AND SUSTAINABILITY COMMITTEE OF THE BOARD OF DIRECTORS

The Governance, Nominating and Sustainability Committee reports as follows:

Report on the Operations of the Board and its Committees

How often did the Board of Directors meet?  Is director attendance good?

The Board of Directors had eight formal meetings in 2020, together with a number of informational sessions between meetings. Each director elected at and since the 2020 Annual Meeting of shareholders attended 100% of the aggregate number of meetings of the Board of Directors and of any committee on which he or she served in 2020. We encourage but do not require director attendance at our Annual Meeting of shareholders. Because we have experienced low turnout from our non-employee shareholders at our Annual Meeting of shareholders over the past five years, none of the directors attended Digimarc’s Annual Meeting of shareholders held on April 30, 2020.

What is the leadership and structure of the Board of Directors?

Bruce Davis, our Chief Executive Officer, also serves as Chairman of the Board of Directors. James Richardson, an independent director, served as Lead Director of the Board of Directors since he was appointed to this position in July 2008 until February 2021. In February 2021, Riley McCormack was elected as Lead Director and is also an independent director. In the Lead Director role, Mr. McCormack will work closely with Mr. Davis, the Board members and the leadership team, strengthening the company’s work in and commitment to Environmental, Social and Governance (ESG) practices, engaging and representing the shareholder community, and addressing new ways to enhance overall Board and company operations.

At the present time, the Board believes that Digimarc and its shareholders are best served by having the Chief Executive Officer also serve as Chairman of the Board of Directors. We have determined that this structure is appropriate in light of the relatively small size of our Company and corresponding size of our Board of Directors, the complexity of our business, and the skills and experiences of our Chief Executive Officer in the industry in which we operate.

What are the roles and responsibilities of a Lead Director?

The Board has created the position of Lead Director to help the independent directors meet their specific corporate governance obligations, improve the effectiveness of Board meetings, assist in setting the agenda for the Board, and in bringing issues to the Board's attention. The Lead Director also plays a critical role of communicating the sense of the Board to the Corporation's CEO, serving as a liaison between the independent directors and the CEO, and organizing and moderating the independent directors' session at Board meetings. Moreover, in his new capacity as Lead Director, Mr. McCormack also serves as a key “shareholders’ voice” in the boardroom. He has already had conversations with a broad cross-section of our shareholders and provides them with a direct conduit to Board decision-making.

How does the Board achieve independence?

The Board of Directors has been, and continues to be, a strong proponent of Board independence. As a result, Digimarc’s corporate governance structures and practices include several additional independent oversight mechanisms. Currently, all of our directors other than the Chairman and Chief Executive Officer, including each member of the Board’s Audit Committee, Compensation Committee, Governance, Nominating and Sustainability Committee, and Market Development Committee, are independent directors under the Nasdaq listing rules.

The Board believes that Digimarc’s corporate governance principles and policies ensure that strong and independent directors will continue to effectively oversee Digimarc’s management and key issues related to long-range business plans, long-range strategic matters and risks, and integrity. The independent directors meet at each regularly scheduled Board meeting, as well as at ad hoc meetings, in an executive session chaired by the Lead Director without the Chairman and Chief Executive Officer or other management present. Board procedures also ensure independence in a number of ways:

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In addition to presiding over these executive sessions, the Lead Director serves as the principal liaison between the independent directors and management and consults with the Chairman of the Board of Directors regarding information to be sent to the Board of Directors, meeting agendas and meeting schedules.

•	Each director is encouraged to suggest items for the Board agenda, and to raise at any Board meeting subjects that are not on the agenda for that meeting.

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The independent Lead Director’s significant, clearly delineated duties and responsibilities are highly effective in providing oversight of management and direct accountability to shareholders, by ensuring that the Board’s views and directive are communicated to and understood by management.

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Our corporate governance principles provide that the Board and all Board committees, including those whose members are exclusively independent directors, may seek financial, legal or other expert advice from a source independent of management, with funding provided by Digimarc.

What is the role of the Board of Directors in risk oversight?  What is the process for educating the Board about the material risks to the business and are they comfortable with the remediation processes?

The Role of Management and the Board. Digimarc’s management is responsible for identifying, assessing and managing the material risks facing Digimarc. The Board of Directors performs an important role in the review and oversight of risks, and generally oversees Digimarc’s risk management practices and processes, with a strong emphasis on financial and entity-level controls.

Delegation to Board Committees. The Board has delegated primary oversight of the management of risks to its Committees. In particular:

•	financial and accounting risks and information technology security risks, which include risks to the security of our infrastructure and systems, are delegated to the Audit Committee
•	compensation risk, employment policy risks, benefit program risks, and key personnel retention risks are delegated to the Compensation Committee
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environmental and social risks, governance and compliance risks related to confidential reporting (via a “hotline”), personnel actions, ethics, related-party transactions, conflicts of interests and litigation, and other entity-level risks are delegated to the Governance, Nominating and Sustainability Committee

•	business strategy, sales, business development, and market risks are delegated to the Market Development Committee

Each of these committees reviews these specific risk areas on a quarterly basis and routinely reports to the Board regarding the committee’s oversight duties and findings.

Routine Reporting and Review Process. To permit the Board and its committees to perform their respective risk-oversight roles, individual members of management who supervise Digimarc’s risk management report directly to the Board or the relevant committee of the Board responsible for overseeing the management of specific risks, as applicable. For this purpose, management has a high degree of access and communication with independent directors. In addition, the Board of Directors oversees and participates annually in a process of risk assessment that is designed to identify the most salient enterprise risks facing Digimarc’s business and to evaluate how the Company’s corporate strategies align with those risks.

Annual Risk Assessment and Review. On an annual basis, the CLO and CFO prepare and the executive management team reviews a master risk assessment analysis (which provides an aggregate listing of strategic, financial, employee, operational, legal, compliance, internal processes and similar risks) and provide their assessment of immediacy and intensity of the risks to the Board. The analysis focuses on the various types of risks that can affect the operations and financial performance of the Company. The management team identifies and categorizes the key risks facing the Company and then ranks these risks as to the seriousness and probability that the risks pose, based upon management’s assessment of the risk relative to Digimarc’s operating environment. Taking into consideration Digimarc’s risk controls and mitigation plans, the Board reviews management’s presentation to identify and assess the degree and likelihood of the risks profiled. Having directors who are both knowledgeable about and sensitive to the market and industry risks facing our business ensures that risk is reviewed from multiple alternative vantage points.

Finally, the Board oversees organizational structure, policies and procedures at Digimarc, such as the code of business conduct and other internal policies and guidelines designed to support Digimarc’s corporate governance guidelines and to comply with the laws, rules and regulations that apply to Digimarc’s business operations. There are also policies and procedures to allow for the Board to receive information from employees, vendors and other interested parties. For example, the Board has instituted a hotline where employees, vendors or other interested parties may anonymously report suspected violations of any applicable law by any employee or agent, questionable accounting or auditing matters, or other ethical or legal matters pursuant to these established policies and procedures. The Lead Director, the Chair of the Governance, Nominating and Sustainability Committee and the Chair of the Audit Committee receive any communication received via this hotline by default (as long as that individual is not named in the action).

What are the Committees of the Digimarc Board of Directors?

The Board of Directors had four standing committees for 2020: an Audit Committee, a Compensation Committee, a Governance, Nominating and Sustainability Committee, and a Market Development Committee. The members of these committees as of December 31, 2020 are set forth in the following table:

Members of the Board Committees as of December 31, 2020

Non-Employee Directors	Audit	Governance, Nominating & Sustainability	Compensation	Market Development
Richard L. King		Member	Member	Member
Riley McCormack	Member	Member	Chair	Member
James T. Richardson	Member
Alicia Syrett	Member	Chair	Member	Member
Andrew J. Walter	Member		Member	Chair
Bernard Whitney	Chair	Member

Mr. King and Mr. Whitney will no longer serve on any committees of the Board when their terms expire on May 5, 2021.

Ms. Zemlin was elected to the Board in February 2021, and Mr. Dadlani was elected to the Board in March 2021. They have since been appointed to serve on certain committees of the Board. The current members of these committees are set forth in the following table:

Members of the Board Committees After the Annual Meeting

Non-Employee Directors	Audit	Governance, Nominating & Sustainability	Compensation	Market Development
Sandeep Dadlani		Member		Member
Riley McCormack		Member	Chair	Member
James T. Richardson	Chair	Member
Alicia Syrett	Member	Chair	Member	Member
Andrew J. Walter	Member			Chair
Sheela Zemlin			Member	Member

Audit Committee

What are the roles and operating principles of the Audit Committee?  Who are the members?

We have a standing Audit Committee of the Board of Directors, consisting of Mr. Whitney (chair), Mr. Richardson, Ms. Syrett, and Mr. Walter. The Audit Committee had four formal meetings and a number of working sessions during 2020, and all members attended each meeting of the Committee during their respective tenures. The Board of Directors has adopted a charter for the Audit Committee, a copy of which is posted on our website, www.digimarc.com, on the About, Company, Corporate Governance page.

The committee is responsible for overseeing the quality and integrity of our accounting, auditing, and financial reporting practices, the audits of our financial statements, internal control over financial reporting, and other duties assigned by the Board of Directors. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, our processes to manage business and financial risk, and compliance with significant applicable legal, ethical and regulatory requirements.

The committee is also responsible for overseeing risks in the areas of information technology and information security standards, and in overseeing the training and testing within those areas.

The committee also serves as our Qualified Legal Compliance Committee.

The committee also is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm engaged to issue an audit report on our financial statements and internal controls over financial reporting or to perform other audit, review or attestation services for us. The committee is responsible for resolving any disagreements between management and the independent registered public accounting firm regarding financial reporting.

The Board of Directors has determined that each of the members of the Audit Committee:

•	meets the requirements for “independence” set forth in Nasdaq Listing Rules 5605(a)(2) and 5605(c)(2) and applicable SEC rules
•	has the requisite financial sophistication called for by Nasdaq Listing Rule 5605(c)(2)

The Board of Directors also has reviewed and designated Mr. Richardson as an “audit committee financial expert” in compliance with Item 407(d)(5) of Regulation S-K.

Compensation Committee

What are the roles and operating principles of the Compensation Committee?  Who are the members?

We have a standing Compensation Committee, consisting of Mr. McCormack (chair), Mr. King, Ms. Syrett and Mr. Walter. Mr. DeStefano, who chaired the Committee for most of 2020, resigned from the Board last December. The committee had six formal meetings and a number of working sessions in 2020, and all members attended each meeting of the Committee during their respective tenures. The Compensation Committee has a written charter, a copy of which is available on our website, www.digimarc.com, on the About, Company, Corporate Governance page. The Board of Directors has determined that all members of the Compensation Committee are “independent” as that term is defined in Nasdaq Listing Rules 5605(a)(2) and 5605(d)(2) and “outside” directors in accordance with Internal Revenue Code Section 162(m).

The Compensation Committee has the authority and responsibility to:

•	review, establish and approve, on an annual basis, the compensation of the executive officers of the Company
•	administer our annual and long-term compensation plans
•	review and make recommendations to the Board of Directors with respect to director compensation
•	approve our overall compensation strategy
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review and discuss with management annual compensation matters, if applicable, and recommend to the Board inclusion of a discussion and analysis of compensation in the annual report on Form 10-K and the proxy statement, if applicable

•	create and approve a Compensation Committee Report
•	review and approve compensation agreements and arrangements between us and our executive officers
•	perform other duties and functions assigned by the Board of Directors from time to time that are consistent with the Compensation Committee’s charter, our bylaws and governing law

The Compensation Committee’s role includes a particular focus on the compensation of our executive officers and non-employee directors and the administration of our equity incentive plans and significant employee benefit programs. The Compensation Committee may, under its charter, delegate any of its responsibilities to subcommittees of the Committee as necessary and appropriate.

Governance, Nominating and Sustainability Committee

What are the roles and operating principles of the Governance, Nominating and Sustainability Committee?  Who are the members?

We have a standing Governance, Nominating and Sustainability Committee, consisting of Ms. Syrett (chair), Mr. King, Mr. McCormack and Mr. Whitney. The Governance, Nominating and Sustainability Committee had six formal meetings and a number of working sessions in 2020, and all members attended each meeting of the Committee during their respective tenures. The Board of Directors has adopted a written charter for the Governance, Nominating and Sustainability Committee, a copy of which is posted on our website at www.digimarc.com, on the About, Company, Corporate Governance page. The Board of Directors has determined that all members of the Governance, Nominating and Sustainability Committee are “independent” as that term is defined in Nasdaq Listing Rule 5605(a)(2).

That charter was recently amended to:

•	expand the responsibility of the committee to include Sustainability
•	add express delegation of jurisdiction over environmental, social and governance (ESG) matters
•	add general oversight of policies and programs involving human capital, diversity and inclusion and shareholder outreach
•	clarify responsibility for director orientation

The Board of Directors has delegated to the Governance, Nominating and Sustainability Committee the responsibility for:

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the quality and integrity of our corporate governance practices and for optimizing the composition and competence of the Board of Directors and its committees by searching for and recommending individuals for election to the Board of Directors

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the review, monitoring, and general oversight of our policies and procedures involving corporate governance and compliance with significant legal, ethical, and regulatory requirements, which includes monitoring compliance with the Sarbanes-Oxley Act of 2002

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the review, monitoring, and general oversight of other governance laws and regulations, and the development, monitoring, and enforcement of the corporate governance principles applicable to the Company, such as the stock ownership guidelines

•	the structure and evaluation of the Board of Directors and its committees; annual evaluations of the Board and the committees are an important tool for the Committee
•	recruitment of individuals to become members of the Board of Directors and evaluating their qualifications under the guidelines described under the “Director Nomination Policy” below
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sustainability functions, including aligning the Company's policies and practices with Environmental, Social, and Governance guidelines of governmental and institutional investor constituencies, and the policies and programs involving human capital, shareholder outreach, and sustainability initiatives

•	the performance of other duties and functions as requested by the Board of Directors from time to time consistent with its charter, our Bylaws and governing law

Market Development Committee

What are the roles and operating principles of the Market Development Committee?  Who are the members?

We have a standing Market Development Committee, consisting of Mr. Walter (chair), Mr. King, Mr. McCormack and Ms. Syrett. The Market Development Committee had four formal meetings and a number of working sessions in 2020, and all members attended each meeting of the Committee during their respective tenures. The Board of Directors has adopted a written charter for the Market Development Committee, a copy of which is posted on our website at www.digimarc.com, on the About, Company, Corporate Governance page. The Board of Directors has determined that all members of the Market Development Committee are “independent” as that term is defined in Nasdaq Listing Rule 5605(a)(2).

The Board of Directors has delegated to the Market Development Committee the responsibility for bringing to bear the market-development expertise of the subject matter experts on the Board of Directors. The Committee is responsible to advise, assist and inform the Company with regard to all matters concerning the competitive landscape and market development aspects of the Company. It has the authority to retain and terminate any consultants and the authority to approve the related fees and other retention terms of consultants. In the execution of these responsibilities, the Market Development Committee will:

•	focus and utilize the expertise of the subject-matter experts on the Board
•	assist the Company’s management team in strategic planning and market development with respect to strategic customer and alliance prospects
•	provide expertise on market segments
•	upon request, review and comment on presentations and approaches to business opportunities
•	periodically review and comment on the activities and performance of the sales, marketing, partner, alliance and similar functions of the Company
•	make introductions and otherwise facilitate the initiation of important relationships between Digimarc and important stakeholders
•	periodically report and present to the Board regarding its activities
•	perform other duties and functions as requested by the Board of Directors from time to time consistent with its charter, our Bylaws and governing law

The Nomination Functions and Processes of the Governance, Nominating and Sustainability Committee

What is the Committee’s director nomination policy?

The Governance, Nominating and Sustainability Committee has a formal written policy addressing the nominating process, a copy of which is available on our website at www.digimarc.com, attached as an exhibit to the Governance, Nominating and Sustainability

Committee charter located on the About, Company, Corporate Governance page of the site. Pursuant to its written policy addressing the nominating process:

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The Governance, Nominating and Sustainability Committee welcomes and encourages recommendations of director candidates from our shareholders and will consider any director candidates recommended by our shareholders, provided that the information regarding director candidates who are recommended is submitted to the Governance, Nominating and Sustainability Committee in compliance with the terms of its policy. Director candidate recommendations from shareholders must be provided in writing, include prescribed information, and be sent to Digimarc’s Secretary at the address of our principal executive offices.

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In evaluating a potential candidate’s qualifications for nomination to the Board, the Governance, Nominating and Sustainability Committee will consider the potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board of Directors. As described in more detail below, diversity and inclusion are important elements of the director search criteria. Operational and leadership experience in our strategic areas is another important factor.

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The Governance, Nominating and Sustainability Committee also reviews annually the skills and characteristics necessary and appropriate for directors in the context of the current composition of the Board of Directors. Directors are expected to devote sufficient time to carry out their duties and responsibilities effectively, ensure that other existing and planned future commitments do not materially interfere with his or her service as a director, and attend at least 75% of all Board of Directors and applicable committee meetings.

What happens during the director identification and evaluation process?

The Governance, Nominating and Sustainability Committee’s process for identifying and evaluating nominees for director, including nominees recommended by shareholders, involves an internal assessment of the qualifications and performance of incumbent members of the Board of Directors, compiling names of potentially eligible candidates, vetting those candidates against the factors described above, conducting background and reference checks, conducting interviews with candidates, meeting to consider and approve final candidates and, as appropriate, preparing and presenting to the Board of Directors an analysis with regard to a candidate. The Governance, Nominating and Sustainability Committee will identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, will effectively serve the shareholders’ long-term interests and contribute to our overall corporate goals.

There are no differences in the manner in which the Governance, Nominating and Sustainability Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder or identified by the Governance, Nominating and Sustainability Committee. The committee may, from time to time, pay professional search firms to assist in the identification and evaluation of potential nominees.

What role does diversity and inclusion play in the nomination process?

In connection with the selection of nominees for director, consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds, and experiences. The Board has adopted a formal diversity policy and diversity is a key factor in the recruitment and vetting of new Board members. The Board has also updated and adopted, in recent revisions to the Company’s Corporate Governance Guidelines, the universal corporate policy that decisions involving people are made on the basis of job requirements and individual skills, independent of an individual’s race, color, national origin, gender, gender identity, sexual orientation, marital status, age, religion, military or veteran status, physical or mental disability, or any other status protected by law. There is no tolerance for discrimination of any sort on any protected basis.

The ultimate measure is the success in operationalizing policy through action. By improving the quality of our search efforts, our recent outreach efforts have been successful, as we specifically sought out candidates that could enhance the diversity of our Board of Directors, with a focus on gender and other diversity characteristics. As more fully set forth in the director nomination section of the proxy, we have elected directors of exceptional qualifications over the past year, who have already made substantial contributions to Digimarc.

What progress has Digimarc made in recruiting a more diverse and inclusive Board of Directors?

With respect to the refreshment and diversity of our Board, in the past year, one director retired and two decided not to stand for re-election. Four new directors have been elected, bringing age and experiential diversity to the Board. As of the Annual Meeting on May 5, 2021, four of the seven directors (57.1%) will have served six months or less, indicating material refreshment. Gender diversity has increased from zero directors to two of the seven that will stand for re-election (28.6%) and two members brings racial/ethnic diversity (28.6%) to the Board. Additional candidates are under consideration and may bring additional diversity to the Board.

The Environmental, Social and Sustainability Functions and Processes of

the Governance, Nominating and Sustainability Committee

What are the key social and environmental issues the Board has had to consider?

The ESG Report, contained in the preface to this proxy, lists those items that the Board has considered and adopted over the past year and provides insight on the go-forward plan. It also describes the Company’s efforts to identify, manage, and reduce relevant and material environmental and social risks.

Does Digimarc review some of the current E&S rating services?  Where is Digimarc in its ESG journey?

Digimarc has obtained and evaluated reports from ISS, and occasionally from Glass Lewis, over a number of years. We have added Sustainalytics in the past year. We have accelerated our environmental and social journey over the past five years, increasing scope, funding and employee engagement each year. These efforts accelerated in 2019 and 2020, both internally at Digimarc and in our involvement with global sustainability initiatives. We are embracing key frameworks such as the SASB (Sustainability Accounting Standards Board), TCFD (Task Force of Climate-Related Financial Disclosures) and Bloomberg to guide our efforts, set targets, and report on our progress.

How would you describe Digimarc’s carbon footprint? How do you seek to minimize your environmental impact?

Digimarc is a relatively low-carbon footprint business. We are human capital intensive and IP, software and services centric in our output. But we have also had an internal “green team” to help reduce our carbon footprint and reduce our utilization of natural resources in every manner reasonable through conservation, recycling and reuse, and pro-bike and pro-public transportation policies. Since 2019, we have been a central provider in an initiative to find a solution to the global plastics and packaging waste crisis, to improve high-speed sortation, and remove and recycle these products, reducing water contamination, landfill usage and incineration. Our ESG report identifies several of our initiatives and corporate commitments.

Does Digimarc monitor its supply chain to ensure the ethical treatment of workers and the protection of basic human rights?

We have a supply chain policy designed to help ensure the ethical treatment of workers and the protection of basic human rights, including the right to collective bargaining, freedom from human trafficking, and livable wage and fair contracting provisions. We also perform a corporate values assessment in our analysis of a good supplier/partner relationship (our values focus on demonstrating innovation, caring, loyalty, integrity, commitment, and knowledge), and we are now determining how best to incorporate our ESG processes into the selection and maintenance of these relationships.

How have Digimarc’s policies and business practices changed in response to COVID? Have there been any material effects on pay equity by race or gender?

From a human capital management perspective, Digimarc adopted a “safety first” approach, with an emphasis on office safety while in corporate premises, while enabling and encouraging remote working options to the maximum extent possible. With respect to employee health and safety, the Company focused on incorporating all appropriate safety protocols. We also focused on “high touch” support and care for employee needs and have had no reported cases among our employees as of the date of this proxy statement. With respect to remote working conditions, we authorized and enabled work from home options for nearly 100% of our workforce and provided financial support and equipment to ease work from home conditions. We have found that a safe workforce is an engaged workforce. A remote workforce can remain engaged and productive when properly led and supported. With respect to pay equity matters, we have ensured that the pandemic and remote working conditions did not negatively affect the compensation of employees. We continue our processes to conduct annual reviews and compensation alignment as part of our pay-equity analysis, and to monitor pay practices across race and gender. Finally, we have incorporated the learnings of the pandemic as a means to ensure preparedness for COVID and similar future disruptions.

What is Digimarc’s Human Capital Management disclosure practice?  Does Digimarc plan on increasing disclosures?

We have historically filed traditional reports with all appropriate state and federal governments, including EEO-1 reports, affirmative action plan reports, and veterans’ affairs reports. Digimarc will provides copies of pertinent information from these reports to shareholders upon written request. We have focused on increasing diversity and inclusion for over a decade and the demographics of our workforce generally improve every year with increased gender and ethnic representation among the management team and the workforce. Digimarc’s demographics have increasingly reflected the ethnicity demographics of our metropolitan statistical area’s workforce and our gender diversity is similar to our industry. We are also broadening our search parameters to include new geographies and targeting diverse and inclusive job sites to attract a more diverse applicant pool. This year, in addition to the new members elected to the Board, oversight of diversity and inclusion has been expressly delegated to the Governance, Nominating and Sustainability Committee and the Vice President of Human Resources has had Diversity & Inclusion added to her title and express responsibilities, and as hiring and retention objectives.

Do Digimarc board members self-identify gender/race and disclose this information?

Directors were encouraged to self-identify such factors in their D&O Questionnaire responses. While we may include some aggregate disclosures of the demographics and characteristics of the Board members in this proxy statement, we do not intend to provide director-specific details at this time.

Why was the Committee’s charter expanded to cover Sustainability?  What does that mean at Digimarc?

Sustainability is not only good business, but a social imperative to address climate change and contribute to global initiatives to reduce consumption, encourage reuse, and reclaim natural resources. It is a part of the bedrock of a circular economy and the basis of recent Digimarc product initiatives in areas such as recycling, food safety, and supply chain efficiencies to reduce waste. It includes elements of environmental protection and stewardship, social engagement and responsibility, and good governance practices.

Like our corporate values, sustainability underpins almost everything we do. It involves both efforts by and within the Company, such as the “green team” and resource preservation initiatives, but also participation in global compacts and multinational efforts to address our world’s most immediate environmental challenges. As such, Committee oversight is important to ensure Digimarc uses its resources wisely and meets our commitments.

Internally, over the past few years, the Company has worked to improve our recycling and sustainability practices, to improve energy efficiency in our facilities, and to reduce our consumption of natural resources. Digimarc has launched a number of initiatives to modernize our facilities, incentivize public and alternative transportation, reduce water and electricity consumption, enable recycling of internal waste, enable alternative working environments (even before the COVID pandemic), reduce paper and packaging use and waste, and eliminate single use plastics in favor of reusable cups, plates, bottles, flatware and serving pieces. Our employees actively engage in creative efforts to minimize our waste and conserve resources. More information on our commitment to sustainability and social responsibility can be found at http://www.digimarc.com/about/company/our-commitment. The content on any website referred to in this proxy is not incorporated by reference in this proxy statement unless expressly noted.

Externally, we are signatories to a number of sustainability-related global organizations and initiatives. In April 2019, the Company became a signatory to the Ellen MacArthur Foundation’s New Plastics Economy Global Commitment to tackle plastics waste at the source. We regularly report to the Foundation on our progress towards the commitments set forth therein. In 2020 and 2021, we joined the UN Plastics Treaty and the UN Global Compact, respectively. We are members of and participate on the committees of organizations such as the EU Plastics Pact, the European Commission’s Circular Plastics Alliance, Petcore Europe, the US Plastics Pact and the Association of Plastics Recyclers.

What is Digimarc’s Role in Global Recycling and Resource Recovery Initiatives?

In late 2018, the Company began reviewing the applicability and use of our technology platform for sorting plastics and for other recycling efforts in Europe and North America. This work continues on both continents.

•

In January 2019, the Company joined HolyGrail, a three-year initiative created under the Ellen MacArthur Foundation’s New Plastics Economy and led by Procter & Gamble, with 29 cross-value chain collaboration participants. Its goal was to deliver a harmonized approach to improve detection and sorting of plastics using digital watermarking or chemical tracers. We were the primary technology provider for HolyGrail, and proved technical feasibility in a controlled environment to improve the sortation of plastics, which facilitates greater quality and quantity of recyclate – raw materials derived from waste to be used to form new products – necessary to meet regulatory demands and manufacturers’ pledges. By providing for more efficient facility operations and new and more valuable waste streams, along with the opportunity for consumer engagement to drive more collections and feedstock, plastic waste can be diverted from landfills, incineration and our oceans. Based on two successful demonstrations in May and October of 2019, digital watermarking was chosen over chemical tracers for industrial trials to be conducted in 2021.

•

In April of 2020, we joined with AIM (Association des Industries de Marque), the European Brands Association, and other entities representing the most prominent players in the global consumer product ecosystem to form HolyGrail 2.0. The purpose of the HolyGrail project is to demonstrate the technical and economic feasibility of our technology at country-wide, industrial sortation centers and enable the global waste sorting and recyclate recovery ecosystem to reduce and recycle plastic and other packaging waste. It touches and concerns the five pillars of circularity: designing for circularity, efficient collection practices, consumer education and engagement, efficient sortation and reclamation, and using data and process improvements for reuse to bring about a true circular economy. Digimarc is playing a role in each pillar.

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In addition to these efforts, we are also working on a number of “Golden Thread” efforts to prove the technical and economic feasibility of our technology in national or regional recycling and sortation programs, and to encourage the recruitment, training and development of the providers and supply chains within those areas.

•

Finally, we are focused on expanding our recycling and resource recovery initiatives to North America as well, which would include demonstration projects and ecosystem development similar to HolyGrail 2.0. This includes legislative, regulatory and trade association/government relations efforts in the United States and Canada.

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More information on our commitment to sustainability and social responsibility can be found at http://www.digimarc.com/about/company/our-commitment. The content on any website referred to in this proxy statement is not incorporated by reference in this proxy unless expressly noted.

The Governance Functions and Processes of the Governance, Nominating and Sustainability Committee

What actions has Digimarc taken in recent years to respond to investor concerns about its governance practices?

When the new Digimarc was created in 2008, it adopted a governance structure, reflected in its charter documents and Bylaws, that was largely in-line with companies of similar size. Among other things, rights plans, plurality voting and classified Boards were the norm, and most of our peers had similar governance characteristics. Nevertheless, nearly a decade ago, Digimarc eliminated its “classified Board” and initiated annual elections of all Board members. The Board also made an affirmative decision to allow the Company’s rights plan to expire in 2018.

What additional actions does Digimarc contemplate to respond to investor concerns about its governance practices?

Both the Governance, Nominating and Sustainability Committee and the Compensation Committee have new chairs and anticipate an active agenda of review and improvement during 2021. They will begin a review of the charter documents over the next year and consider provisions to update them. A key part of this continuous improvement is hearing from stakeholders regarding their views.  We encourage all stakeholders, including our shareholders, to email the Board and its Committees through the Corporation’s Secretary (Robert.Chamness@digimarc.com). Our Lead Director and Chair of the Compensation Committee can be reached at: Riley.McCormack@digimarc.com. The Chair on the Governance, Nominating and Sustainability Committee can be reached at: Alicia.Syrett@digimarc.com.

What are the types of governance issues that investors raised historically?

In the overwhelming majority of our interactions with our investors, structural matters have not been the issues that our shareholders raise with us. We usually have quarterly calls and meetings at investor presentations with all material shareholders. Their concerns are more in the nature of performance, market penetration, cash flow, significant transactions, major initiatives and key customers. When investors do venture into a governance discussion, they have generally focused on either say-on-pay matters or gender diversity on the Board, both of which underwent major changes in 2020.

What are the stock ownership guidelines for officers and directors?

The Board believes that it is important for its members and executive officers to hold baseline amounts of Company stock to align their interests with those of long-term shareholders. The Board reviewed the prior stock ownership guidelines and increased the required amount of stock to be held to the following amounts:

•	for non-employee directors: 6x their regular annual Board service cash retainer
•	for the Chief Executive Officer: 6x annual base pay
•	for the other named executive officers: 3x annual base pay

To calculate the number of shares necessary to satisfy our Stock Ownership Guidelines, we include the following shares: (1) shares owned directly (or indirectly through a 401(k) plan or Employee Stock Purchase Plan); (2) unvested restricted stock awards and RSUs that vest based solely on continued service, and PRSUs that have been earned based on performance but remain subject to time-based vesting, based on an estimated net-after tax number of shares; and (3) vested stock options, based on the valuation date intrinsic value and an estimated net-after tax number of shares.  For converting the targeted value to a number of shares, we use the higher of the 20 days moving average price of our common stock at end of our most recent fiscal year or the end of each fiscal quarter of the most recent fiscal year.

To support compliance with our stock ownership guidelines, the Board established rigorous retention requirements that limit the ability of non-employee directors and named executive officers to sell Company stock until/unless the individual is in compliance with the guideline ownership requirement, as follows:

•	100% of net vested securities if holdings are below 50% of the guideline ownership requirement, and

•	75% of net vested securities if holdings are between 50% and 100% of the guideline ownership requirement.

As of December 31, 2020, all of the executive officers, including the CEO, and all of the directors, except for one recently elected member, exceed the enhanced guideline ownership requirement. A current “state of compliance” matrix is set forth in the discussion regarding Proposal 3 of this proxy.

From time-to-time, the Governance, Nominating and Sustainability Committee, in consultation and coordination with the Compensation Committee, will review and update (as necessary) the rules and standards governing our Stock Ownership Guidelines, including the following:

•	which equity holdings count toward the ownership requirement
•	the share price used to calculate the value of ownership for compliance purposes, including the duration of the measurement period
•	holding and accumulation requirements
•	the duration of any phase-in period for new officers and directors to come into compliance with the guidelines
•	the nature and extent of any hardship provisions
•	the frequency of compliance reporting
•	any remedial actions for non-compliance

How does the board consider CEO and Named Executive Officer (NEO) succession planning?  What is the process?

Succession planning is an issue expressly delegated to the Governance, Nominating and Sustainability Committee for regular consideration. The CEO and the Board discuss succession planning in executive session on at least an annual basis. In addition, every couple of years, a more formal submission and report is provided by the management team, including the internal candidates to fill positions, what is required to prepare them to succeed to more senior positions, or whether an outside candidate would be required. Succession planning is one of the issues up for review and consideration in 2021.

Does the Committee have a policy requiring an annual performance evaluation of the Board?

Both the Board and each of its committees engage in an annual self-assessment. Periodically, a performance evaluation is conducted by an outside independent consultant, which last occurred in 2020. These third-party evaluations, among other things, review a director’s performance and contributions. The Board does not believe that directors should expect to be re-nominated as a matter of course. The Board believes that conducting board assessments, including a self-evaluation process, is a determinative factor in Board tenure.

Is a director required to tender a resignation upon change of employment?

The Board of Directors also has adopted a policy that requires any director who experiences a substantial change in principal employment responsibility to tender his or her resignation from the Board, unless the change was anticipated by the Governance, Nominating and Sustainability Committee at the time of the director’s nomination or election to the Board. Upon receipt of a resignation offered under these circumstances, the Governance, Nominating and Sustainability Committee will review the director’s change in employment responsibilities to evaluate whether the director’s continued service is appropriate.

What corporate governance materials have been adopted by the company and where can I find them?

In furtherance of our commitment to upholding the highest legal and ethical conduct in fulfilling our responsibilities, the Board of Directors has adopted and published corporate governance guidelines and three codes of ethics and business conduct, two of which apply to our Chief Executive Officer, our Chief Financial Officer, our Controller and other finance personnel. The primary governance materials include:

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Our Corporate Governance Guidelines, which can be found on the About, Company, Corporate Governance page of our website at www.digimarc.com. These Corporate Governance Guidelines provide a framework for the Board of Directors to assist in the governance and oversight of the affairs of Digimarc.

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Our Code of Business Conduct, which can be found on the About, Company, Corporate Governance page of our website at www.digimarc.com. The Code of Business Conduct applies to every officer, director and employee of Digimarc and its subsidiaries, and their immediate family members, and sets forth internal policies and guidelines designed to support and encourage ethical conduct and compliance with the laws, rules and regulations that govern our business operations.

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Our Code of Ethics for Financial Personnel, which can be found on the About, Company, Corporate Governance page of our website at www.digimarc.com. This Code of Ethics applies to the principal executive officer and principal financial officer of Digimarc and its subsidiaries and every officer, director or employee of Digimarc who performs or influences financial transactions and reporting on behalf of Digimarc, and their immediate family members.

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Our Standards of Professional Conduct for Legal Personnel, which can be found on the About, Company, Corporate Governance page of our website at www.digimarc.com. The guidelines are in addition to the codes described above and assist legal personnel in understanding the broader responsibilities that apply to the profession.

What are related party transactions?  How does Digimarc review and approve transactions with related persons?

Our Governance, Nominating and Sustainability Committee, in executing the responsibilities delegated to it, reviews, considers and approves, rejects or ratifies all related person transactions between Digimarc and our officers, directors, principal shareholders and affiliates. The Governance, Nominating and Sustainability Committee consists of independent, non-employee directors. The Governance, Nominating and Sustainability Committee has determined that, as a general rule, transactions between Digimarc and its officers, directors, principal shareholders and affiliates should be on terms no less favorable to us than could be obtained from unaffiliated third parties. Digimarc maintains written policies governing these transactions. Our Audit Committee also routinely reviews any transactions with related persons.

We employ Cory Davis, the son of our Chief Executive Officer, as a solutions architect. In 2020, Mr. Davis received a base salary and related compensation of approximately $128,300. He was eligible to receive bonus, equity and employment benefits available to similarly situated employees. The employment relationship with Mr. Davis is periodically reviewed and approved by the Governance, Nominating and Sustainability Committee. There are no other related party transactions that are required to be disclosed.

What rules apply to shareholders who want to communicate with the Board of Directors?

The Board of Directors encourages communication from all shareholders. All communications must be in written form, addressed to the Board of Directors or to one or more individual members of the Board of Directors, and sent care of the Secretary of Digimarc Corporation at the address of our principal executive offices (9405 SW Gemini Drive, Beaverton, OR 97008) or via fax to (503) 469-4771. As an alternative, you can provide information to the Board Secretary by email to: Robert.Chamness@digimarc.com. The Secretary will promptly provide all communications to the applicable member(s) of the Board of Directors or the entire Board of Directors, as specified by the shareholder. The Lead Director and Chair of the Compensation Committee can be reached at: Riley.McCormack@digimarc.com. The Chair on the Governance, Nominating and Sustainability Committee can be reached at: Alicia.Syrett@digimarc.com.

Submitted by the Governance, Nominating and Sustainability Committee of the Board of Directors:

Alicia Syrett, Chair

Richard L. King

Riley McCormack

Bernard Whitney

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee reports as follows:

What has the Audit Committee done to review the internal controls over financial reporting, oversee and engage with KPMG LLP, and recommend the inclusion of Digimarc’s audited financial statements in the Annual Report on Form 10-K?

1.	The Audit Committee has reviewed and discussed the audited financial statements and internal controls over financial reporting with our management.
2.

The Audit Committee has discussed with KPMG LLP, Digimarc’s independent registered public accounting firm, the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (Communication with Audit Committees).

3.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence from Digimarc.

4.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to Digimarc’s Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in Digimarc’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

As described under the heading “Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal No. 2),” the Audit Committee has appointed KPMG LLP as Digimarc’s independent registered public accounting firm for the year ending December 31, 2021, and is seeking ratification of the appointment at the Annual Meeting.

Other Audit Committee Matters

What are the other major areas of Audit Committee responsibility and oversight?

In addition to its traditional responsibilities to oversee the accuracy and completeness of the book and records and financial statements of the Company, to retain and provide oversight of the independent registered public accounting firm, and to review all corporate investments for compliance with the corporate investment policy, the Digimarc Audit Committee oversees corporate risk reporting and analysis, risks in the information technology and information security standards area, security standards areas, and acts as the Qualified Legal Compliance Committee.

Is Digimarc “audited” for risk, adequacy and compliance with information security standards?

On a biannual basis, the Company contracts with an external security firm to perform comprehensive penetration testing on the Company’s network, systems, and services. Management remediates any vulnerabilities and implements any improvements identified in a timely manner. The Company continually monitors its security posture with industry-standard tools to reduce security risks.

Senior management briefs the board annually and on an ad hoc basis on information security risks, procedures and mitigation.

How frequently does management advise the Committee on information security risks?

Management reports on information security risks, and any remediation of problems, at each Board meeting. An extensive report is provided annually, which includes the results of the penetration testing conducted by an external security firm in the years performed.

Does Digimarc have an information security training program and periodic testing of compliance?

Digimarc conducts regular and ongoing information security training and maintains a compliance program, which includes live and virtual training and periodic testing to ensure compliance with corporate standards and procedures. New employees must acknowledge that they have completed all the information security training and adhere to standards and procedures upon hire. All other employees must acknowledge that they have completed all the information security training and adhere to standards and procedures biannually.

Submitted by the Audit Committee

of the Board of Directors:

Bernard Whitney, Chair

James T. Richardson

Alicia Syrett

Andrew J. Walter

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The Compensation Committee reports as follows:

How does the Compensation Committee determine compensation?  Does it use any advisors?

 The Compensation Committee, together with our Chief Executive Officer, reviews assessments of executive compensation practices at least annually against comparative data and our compensation philosophy. Our Chief Executive Officer makes recommendations to the Compensation Committee for executives other than himself whose pay is reviewed by the Compensation Committee with the intent of keeping our executive officer compensation practices aligned with our compensation philosophy. The Compensation Committee must approve any recommended changes before they can be made.

The Compensation Committee has the authority to retain and terminate any compensation and benefits consultant and the authority to approve the related fees and other retention terms of the consultant. In 2020, the Compensation Committee retained a nationally recognized independent consulting firm to provide an independent review of our executive compensation program, assist in identifying a peer group, examine our pay practices relative to the market, and assist in the design of compensation programs. The consultant provides compensation information on market compensation classifications and trends from time to time, but does not have a material additional relationship with the Company outside of the services that it provides to the Compensation Committee.

What did the Committee do in response to the results of 2020 Shareholder Advisory Vote to Approve Executive Compensation?

In 2020, the Compensation Committee of the Board Directors made four principal changes from prior years. More detail is provided in the discussion regarding Proposal 3. These changes included:

(1) expanded efforts to engage our shareholders about their concerns and advice on executive compensation, and bringing that information back into the review and analysis of the Committee,

(2) retained a new outside independent compensation consultant and overhauled the compensation review process and plan design, to bring a fresh prospective and fresh proposals for executive compensation,

(3) added a material performance-based incentive bonus to the compensation plan for all officers and added an incentive bonus and a material grant of long-term performance shares to the CEO’s plan, and

(4) recruited two new members to the Compensation Committee, including the manager of TCM|Strategic, the largest shareholder of the Company, who now chairs the Committee, and a director highly experienced in recruitment, retention and compensation to represent the interests of the shareholders in compensation decisions.

What feedback have you heard from other investors?

With respect to our outreach to shareholders, the primary feedback indicated that the perceived flaws in executive compensation generally, and the prior 3-year CEO compensation agreement in particular, were:

(1) the lack of an incentive bonus and stock components

(2) over-reliance on time-based vesting rather than inclusion of some performance-based vesting

(3) that stock options were not considered by investors to be performance-based

(4) there were insufficient levels of “at-risk” pay.

In addition, one large investor wanted to see more non-financial/Key Performance Indicator-type objectives included in the incentive program, rather than simply financial metrics being used in the performance and at-risk components. This recommendation is under review for consideration and incorporation in subsequent plan modifications and is consistent with the executive compensation goals of the committee.

How does the company obtain and use peer company data to ensure pay is set at appropriate levels?

For 2020, the Compensation Committee approved a revised peer group, comprised of the following 17 listed companies:

American SoftwareBrightcoveCEVAeGain       GTY Technology HoldingsImmersionImpinjMitek Systems

NVE CorpORBCOMMPark City GroupPDF Solutions

Smith Micro SoftwareTelenav (in acquisition)Upland SoftwareVirnetX Holding Corp

Zix

This peer group was used for a comparative analysis of Digimarc’s compensation. The Committee used that data and the recommendation of the consultant in setting compensation.

What is the Committee’s basic compensation philosophy?

The Committee believes that the executive compensation program must be effective in attracting, retaining, motivating and appropriately rewarding the talent necessary for a successful business and align the interests of the Company’s executive officers with those of Digimarc’s other shareholders. Digimarc seeks to accomplish this goal in a way that rewards performance and is aligned with its shareholders’ long-term interests. Finally, the Committee believes that a material portion of any officer’s compensation must be “at-risk”, so all officers have a short-term incentive element (a performance bonus) included in their compensation packages. “At risk” also means that a threshold level should be met before any bonus is paid, and once that threshold is met, there should be an escalating scale which encourages achieving and exceeding the targets.

The Committee believes that its new executive compensation program, which emphasizes long-term equity awards and performance-based bonuses, is strongly aligned with the long-term interests of its shareholders.

What are the performance measures for the executive compensation incentive plan?

The Committee determined that for 2021, the key performance measure for officers is to achieve the Company’s bookings targets. Widespread adoption of the Company’s products and services, reflected in growing bookings, is the goal underlying this performance measure, because growing bookings is the best indicator of long-term growth in revenue. The Committee determined that bookings targets were the appropriate measure to determine whether wide-spread adoption is achieved.

How does the business strategy tie to the compensation program?

The Committee believes that the compensation program must align with business strategy and drive performance that achieves strategic objectives. All officers have a short-term cash incentive element (a performance bonus) included in their compensation packages. Digimarc believes that its revisions to the executive compensation program, which emphasize long-term equity awards and performance-based bonuses, is strongly aligned with the long-term interests of its shareholders. Business strategy ties directly to the performance measures. The overarching objective of 2021 is to achieve widespread adoption of our Platform, products and services. The best proxy for widespread adoption is bookings (sales that are made with binding contracts), and the performance goals and the STI plans were aligned behind that strategic objective. The Compensation Committee decided that long-term appreciation of the stock price was critical to achieving the business strategy and providing for a strong currency for any future corporate actions. Therefore, with respect to the CEO’s performance shares, stock price appreciation targets were chosen as the basis of the performance metrics.

What role does equity compensation play in that philosophy?

The Committee has a variety of equity options available that it can award, including time-based, performance-based, and option equity. The Committee believes that equity is the primary tool that aligns the interest of Company executives with the shareholders, in that it provides an increasing return to executives to the extent that the market price of our common stock appreciates, thereby creating an incentive to increase shareholder value over a longer term, and when the stock price decreases, the executives feel the pain that the shareholders feel. Many of the officers have much of their net worth in Digimarc shares, and this correlation of interest is the result. In addition, the Committee believes that all employees should be shareholders, and that the employees have an increased incentive to perform and meet deliverables and key performance indicators because of that alignment.

How does the company manage the “burn rate”?

In its simplest form, the “burn rate” is a method to measure the rate at which the Company issues stock and option grants under its stock plans related to the shares outstanding and the shares remaining in the grant pool. The Company’s stock administrator and the Corporate Secretary prepare a quarterly report to the Compensation Committee that identifies all year-to-date grants by type and purpose of grant and class of recipient. We perform a “raw” burn-rate analysis and an analysis using the ISS approach to calculating the burn rate. The Company’s utilization rates are consistently within the suggested standard deviations of the rating agencies.

Are there minimum vesting periods mandated in the equity plan documents?

All equity grants have minimum vesting periods established as part of the grant. For the officers and employees generally, the Committee issues time-based restricted stock that vests in 16 equal quarterly installments over the four-year period following the grant. In effect, the program works as a quarterly performance bonus system, in that the amount of value that an officer or employee receives is tied directly to the value of the stock on the date the time restriction on those shares lapses.

With respect to the Chief Executive Officer, the Committee issued time-based restricted stock that vested in equal annual installments coterminous with the CEO’s new three-year employment agreement for the 2020-2023 period. In addition, in the CEO’s most recent contract, the Company incorporated performance shares into the CEO’s compensation. Those performance shares have both economic targets and time-based thresholds over a three-year period that must be met before the shares vest.

Are there circumstances that may lead to the forfeiture of stock grants based on performance?

In a manner of speaking, all stock granted by Digimarc can be forfeited if the recipient does not perform as anticipated. The most obvious circumstances involve performance shares, where the shares are forfeited if the preconditions to vesting are not achieved. Moreover, if an employee resigns or voluntarily terminates employment for any reason, that employee’s unvested stock is forfeited. For employees who are terminated for “cause” (as defined in the plan) or terminated for “performance” or “performance deficiencies” (as defined under corporate policies), their unvested stock grants are also forfeited. For employees who are placed on performance improvement plans to address performance deficiencies, additional stock grants are deferred pending the successful completion of the improvement plan, or cancelled upon termination of employment.

Are there other circumstances that may lead to the forfeiture of cash or stock grants based on individual behavior, such a “claw-back” ability?

Digimarc will seek to recover any type of incentive compensation awarded or paid to an officer or employee if the result of the performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment. In addition, if an officer or employee of the Company engages in intentional misconduct that contributes to the award or payment to that person of incentive compensation in a greater amount than would have been paid or awarded in the absence of the misconduct, the Company will take other remedial and recovery action under its “claw-back” policy, as determined by the Compensation Committee in its discretion.

Does the Company have a policy prohibiting the hedging of Digimarc stock?

Yes. Hedging of company stock is expressly prohibited for all officers, directors and employees under Digimarc’s insider trading policy.

Does the Company have a policy prohibiting the pledging of Digimarc stock?

Yes. Pledging of company stock is expressly prohibited for all officers, directors and employees under Digimarc’s insider trading policy.

Does the Company have a policy prohibiting other speculative or short-term transactions involving Digimarc stock?

Yes. Short-term and speculative transactions (expressly including hedging or pledging of company stock, as discussed above) are prohibited for all officers, directors and employees under Digimarc’s insider trading policy. The Company has determined that there is a substantial likelihood for the appearance of improper conduct by Company personnel when they engage in short-term or speculative securities transactions. Therefore, Company officers, directors and employees are prohibited from engaging in any of the following activities involving the Company’s shares:

•	purchasing the Company’s securities on margin
•	short sales
•	buying or selling puts or calls
•	trading in options (other than those granted by the Company)
•	pledging Company securities as collateral for a loan
•	any hedging or monetization transaction, such as zero-cost collars and forward sale contracts

Could you talk about Digimarc’s employment agreements?

Digimarc’s CEO has a three-year employment agreement that will terminate in August of 2023. The named executive officers do not have any employment agreements and are in fact, like all other employees, employees at will. The named executive officers have change in control retention agreements that will expire at the end of this year (See the descriptions of agreements starting on page 36 and page 39).

Are there any problematic pay practices such as excise tax or other gross-ups or single trigger change in control provisions?

ISS and other advisory groups have identified a number of compensation-related practices that are disfavored in compensation agreements or programs (“problematic practices”), such as tax or other gross-ups or single trigger provisions that could accelerate cash payments or stock grants. Neither the CEO employment agreement nor the change in control retention agreements for named executive officers have such provisions, and no such practices exist for any other officer, director, or employee of the Company.

How can I influence the compensation decisions made by the Compensation Committee?

The Committee openly solicits feedback from our investors.

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To assist in our outreach to shareholders, we have retained Alliance Advisors LLC. Please feel free to share any appropriate information with them. Reid Pearson, our lead consultant, can be reached rpearson@allianceadvisors.com.

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You can also write to the Committee c/o the Corporate Secretary at Digimarc. Alternatively, you can provide information to the Corporate Secretary by email at: Robert.Chamness@digimarc.com. The Chair of the Compensation Committee can be reached at: Riley.McCormack@digimarc.com. The Secretary will ensure that all communications get to the right member or members of the Board or the Committee.

•	Committee members are also available for telephonic meetings.
•	You can also vote on the annual “say-on-pay” proposal.

How do I find information on the detail of the compensation paid to officers and directors?

Information in the pages that follow describe the compensation paid to members of the Board of Directors and the Named Executive Officers of the Company. We have provided summaries on the types and amounts of compensation, and how each is determined, in paragraphs and tables.

Submitted by the Compensation Committee

of the Board of Directors:

Riley McCormack, Chair

Richard L. King

Alicia Syrett

Andrew J. Walter

DIRECTOR COMPENSATION

How is director compensation determined at Digimarc?

The Compensation Committee does an annual review of director compensation, and periodically makes adjustments. Every few years, the Committee’s compensation consultant benchmarks the compensation of the Company’s directors compared to the compensation paid to directors of Digimarc’s peer group and may make recommendations relating to adjustments.

How much were the Digimarc directors paid in 2020?

The following table provides information on compensation of our non-employee directors for the year ended December 31, 2020. Directors who are also Digimarc employees receive no additional compensation for their services as directors. During 2020, Mr. Davis was the only director who was an employee of Digimarc. Components of Mr. Davis’s compensation are discussed in this proxy statement under the heading “Executive Compensation.”

2020 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Gary DeStefano	$60,000	$100,081	$160,081	(3)
Richard L. King	$55,000	$100,081	$155,081
Riley McCormack	$15,000	$200,046	$215,046	(4)
James T. Richardson	$70,000	$100,081	$170,081
Alicia Syrett	$12,500	$200,046	$212,546	(4)
Andrew J. Walter	$60,000	$100,081	$160,081
Bernard Whitney	$65,000	$100,081	$165,081

(1)

Nonemployee directors of the Company receive a $50,000 annual retainer. The Lead Director and the Chair of each committee receive an additional annual retainer as set forth below. All retainers are paid quarterly in arrears.

(2)

On April 30, 2020, each non-employee, continuing director (a group consisting of Messrs. DeStefano, King, Richardson, Walter and Whitney) was granted 5,975 shares of restricted stock. On October 27, 2020, Mr. McCormack and Ms. Syrett each received their non-employee, new director grant of 6,546 shares of restricted stock. The amounts disclosed above represent the grant date fair value for the restricted stock granted to the indicated non-employee director in 2020, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 “Compensation—Stock Compensation”. A summary of the assumptions we apply in calculating these amounts is set forth in the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. As of December 31, 2020, none of the non-employee directors held stock options. As of December 31, 2020, the total number of unvested restricted shares held by each non-employee director was as follows: Mr. DeStefano, 5,975; Mr. King, 5,975; Mr. McCormack, 6,546; Mr. Richardson, 5,975; Ms. Syrett, 6,546; Mr. Walter, 5,975; and Mr. Whitney, 5,975.

(3)	Gary DeStefano retired from the Board effective December 15, 2020 and was paid through the end of the year.
(4)

Mr. McCormack and Ms. Syrett were elected to the Digimarc Board of Directors on October 27, 2020. Mr. McCormack became chair of the Compensation Committee in December 2020. These cash amounts were accrued and payable for the period in which service occurred without proration, but the actual payments were made in arrears in January 2021 consistent with normal practices under the director compensation policy.

What are the amounts of the cash compensation component of director compensation?

The Board has approved cash compensation for each non-employee director of $50,000 per annum. In addition, the Board has approved an additional annual retainer in the amount of $20,000 for the Lead Director; $15,000 for the Chair of the Audit Committee; and an additional annual retainer of $10,000 for the Chair of each of the Compensation Committee, the Market Development Committee, and the Governance, Nominating and Sustainability Committee (effective January 1, 2021).

Do Digimarc directors get paid per meeting fees or for attendance at committee meetings?

No. These cash retainers included compensation for all committee, chairperson, lead director and other roles undertaken by the respective director. The fee covers for attendance at all regular, special and informational committee and Board of Directors meetings.

What are the amounts of the equity compensation component of director compensation?

Under the Equity Compensation Program for Non-Employee Directors under the Digimarc Corporation 2018 Incentive Plan, when a non-employee director is first elected or appointed to our Board of Directors, the director is automatically granted shares of restricted common stock having an aggregate value of approximately $200,000. These shares vest over the three-year period commencing on the date of grant, with 1/3 of the shares vesting on each of the first three anniversaries of the date of grant. On the date of each Annual Meeting of shareholders, each non-employee director automatically receives an annual grant of restricted stock having an aggregate value of approximately $100,000, unless the Compensation Committee exercises its power to make an alternative grant. The stock restrictions lapse on the anniversary of the grant date, so the stock is freely tradable one year after the grant date.

Following is a summary of the cash and equity compensation program for our non-employee directors, presented in a tabular format:

Summary Table of Director Compensation

Annual Cash Retainer	$50,000
Additional Annual Cash Retainer (Lead Director)	$20,000
Additional Annual Cash Retainer (Chair of Audit Committee)	$15,000
Additional Annual Cash Retainer (Chair of each of the Compensation Committee, Market Development Committee, and Governance, Nominating and Sustainability Committee)	$10,000
Annual Restricted Stock Grant (Continuing Director)	$ 100,000 value
Initial Restricted Stock Grant (New Director)	$ 200,000 value

What other payments or reimbursements can directors receive?

All directors are also reimbursed for reasonable and necessary travel, communications, and other out-of-pocket business expenses incurred in connection with their attendance at meetings, while on corporate business or for continuing education related to their board service.

MANAGEMENT

Who are the Executive Officers of Digimarc?

The following table contains information regarding our executive officers as of March 2, 2021. There are no arrangements or understandings between any executive officer and any other person pursuant to which the executive officer is or was to be selected as an executive officer. Additionally, there is no family relationship between any director and any executive officer of Digimarc.

Name	Age	Position
Bruce Davis	68	President, Chief Executive Officer and Chairman of the Board of Directors
Robert Chamness	67	Executive Vice President, Sustainability & Governance, Chief Legal Officer and Secretary
Charles Beck	43	Executive Vice President, Chief Financial Officer and Treasurer
Joel Meyer	54	Executive Vice President, Innovation, Specifications & Standards
Tony Rodriguez	52	Executive Vice President and Chief Technology Officer

Information concerning Mr. Davis is set forth under “Election of Directors” in this proxy statement.

What do these Executive Officers do at Digimarc and what is their current and prior work experience?

Robert Chamness was named our Executive Vice President, Sustainability and Governance, Chief Legal Officer and Secretary on June 18, 2008. Mr. Chamness also oversees government relations, is the general manager of Digimarc GmbH, and serves as the Company’s Compliance Officer and Privacy Officer. He joined Old Digimarc in January 2002, and held various roles including Executive Vice President and General Counsel, Secretary, Executive Vice President of Human Resources, Chief Legal Officer, Compliance Officer, and Executive Vice President of Government Relations. Prior to joining Digimarc, Mr. Chamness was President, Chief Operating Officer and a member of the Board of Directors of Concentrex, Inc. (Nasdaq: CCTX), a software and services provider to the financial services industry. Mr. Chamness holds an A.B. cum laude from Wabash College and a J.D. summa cum laude from the Indiana University School of Law.

Charles Beck was named our Executive Vice President, Chief Financial Officer and Treasurer on November 5, 2013, having served since May 2012 as our Controller. Mr. Beck also oversees information technology, facilities, and our Japan sales organization. Before joining Digimarc, Mr. Beck was a senior manager at KPMG LLP, which provides audit, tax and advisory services, where he served in various management roles since 2002. Mr. Beck is a CPA and holds an M.B.A. in Finance, and a B.A. in Accounting, from the University of Portland.

Joel Meyer was named our Executive Vice President of Innovation, Specifications and Standards in 2020. He was named EVP, Intellectual Property in May 2012, having previously served as Vice President of Intellectual Property since June 2008. Mr. Meyer joined Old Digimarc in November of 1999 and served as its Vice President of Intellectual Property since September 2004. Prior to joining Old Digimarc, Mr. Meyer was a partner at the law firm of Klarquist Sparkman, where his practice particularly focused on advising high tech companies on the protection and enforcement of their intellectual property rights. Mr. Meyer received a B.S. in Electrical and Computer Engineering from the University of Wisconsin with highest distinction, and a J.D. with honors from the University of Wisconsin Law School.

Tony Rodriguez was named our Executive Vice President and Chief Technology Officer on April 29, 2019, having previously served as Chief Technology Officer and Vice President of Engineering and Research and Development since June 2008. Mr. Rodriguez joined Digimarc in September 1996 and has over 30 years of experience in computer science and image processing research and development. Prior to joining Digimarc, Mr. Rodriguez worked at the Intel Architecture Lab as a senior software engineer and held a variety of software development and engineering positions at Raytheon, the Jet Propulsion Laboratory (JPL), and IBM. He holds a B.S. in electrical engineering from the University of Washington and completed the AeA/Stanford Executive Institute program from the Stanford Graduate School of Business.

Who are the other key employees of Digimarc?

Other key employees include Tim Price, Chief Revenue Officer; Kelly Haggerty, Chief Product Officer; George Rieck, VP Payments; Cindy Marple, VP Human Resources; Heidi Dethloff, VP Marketing; and Scott Wilcox, VP Client Services.

Biographical information on our other officers can be found at: https://www.digimarc.com/about/company/leadership.

EXECUTIVE COMPENSATION

What was the compensation paid to Digimarc’s named executive officers?  What are the components of compensation for named executive officers?

2020 SUMMARY COMPENSATION TABLE

The following table contains information in summary form concerning the compensation earned by our named executive officers for the years ended December 31, 2018, 2019 and 2020.

Name and Principal Position	Year	Salary ($)	Incentive Compensation ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Bruce Davis	2020	$785,044	$—	$2,061,453	$772,800	$55,822	$3,675,119
Chief Executive Officer and Chairman of the Board	2019	$769,822	$—	$—	$1,640,000	$58,504	$2,468,326
	2018	$747,000	$—	$—	$1,446,000	$40,454	$2,233,454

Charles Beck	2020	$360,500	$—	$378,091	$—	$12,000	$750,591
Executive Vice President, Chief Financial Officer and Treasurer	2019	$350,000	$—	$360,188	$—	$11,750	$721,938
	2018	$350,000	$—	$360,206	$—	$11,500	$721,706

Robert Chamness	2020	$330,000	$33,000	$325,790	$—	$13,625	$702,415
Executive Vice President, Sustainability & Governance, Chief Legal Officer and Secretary	2019	$330,000	$—	$310,276	$—	$13,250	$653,526
	2018	$330,000	$—	$310,272	$—	$13,000	$653,272

Joel Meyer	2020	$339,900	$—	$325,790	$—	$13,073	$678,763
Executive Vice President, Innovation, Specifications & Standards	2019	$330,000	$—	$310,276	$—	$15,250	$655,526
	2018	$330,000	$—	$310,272	$—	$13,000	$653,272

Tony Rodriguez	2020	$309,000	$—	$357,389	$—	$13,625	$680,014
Executive Vice President and Chief Technology Officer	2019	$300,000	$—	$340,074	$—	$13,000	$653,074
	2018	$265,000	$—	$320,453	$—	$10,766	$596,219

(1)

These amounts do not reflect compensation actually received by the named executive officer. These amounts represent the aggregate grant date fair value of the stock awards granted for 2018, 2019 and 2020, computed in accordance with FASB ASC 718. A summary of the assumptions we applied in calculating these estimates is set forth in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the respective fiscal years. The awards for which the aggregate grant date fair value is shown in this column include awards described under the 2020 Outstanding Equity Awards at Fiscal Year-End Table.

(2)

These amounts generally consist of matching contributions to our 401(k) plan in the following amounts: Mr. Davis, $13,625, Mr. Beck, $12,000, Mr. Meyer, $13,073, Mr. Chamness, $13,625, and Mr. Rodriguez, $13,625. The amount for Mr. Davis also includes life insurance premiums of $42,197 paid by the Company pursuant to his employment agreement.

What types and amounts of stock awards and stock option grants were made to named executive officers during 2020?

2020 GRANTS OF PLAN-BASED AWARDS TABLE

Equity awards are made to our named executive officers in accordance with the provisions of our 2018 Incentive Plan. The following table sets forth certain information with respect to awards granted during the year ended December 31, 2020 to each of the named executive officers.

				Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Type of Award	Grant Date	Approval Date	Threshold (#)	Target (#)	Maximum (#)	All Other Option Awards: Number of Securities Underlying Options (#)	All Other Stock Awards: Number of Securities Underlying Units (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Bruce Davis	Performance Restricted Stock Units	9/2/2020	8/10/2020	N/A	123,699	N/A		123,699		$1,370,253
Bruce Davis	Restricted Stock Units	8/10/2020	8/10/2020					45,000		$691,200
Bruce Davis	Stock Option	8/10/2020	8/10/2020				105,000		$15.36	$772,800

Charles Beck	Restricted Stock Award	2/15/2020	12/11/2019					11,104		$378,091

Robert Chamness	Restricted Stock Award	2/15/2020	12/11/2019					9,568		$325,790

Joel Meyer	Restricted Stock Award	2/15/2020	12/11/2019					9,568		$325,790

Tony Rodriguez	Restricted Stock Award	2/15/2020	12/11/2019					10,496		$357,389

(1)

These amounts do not reflect compensation actually received by the named executive officer. These amounts represent the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. A summary of the assumptions we applied in calculating these estimates is set forth in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The awards for which the grant date fair value is shown in this column include awards included in the 2020 Summary Compensation Table and in the 2020 Outstanding Equity Awards at Fiscal Year-End Table.

Can you provide some detail about the Summary Compensation Table above?

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Employment Agreement with Mr. Davis

We entered into a new employment agreement effective as of August 10, 2020, with our Chief Executive Officer, Bruce Davis. Pursuant to the employment agreement, we agreed to pay Mr. Davis a base salary of $785,000 per year for the remainder of 2020 and for 2021. We also added a performance-based bonus in the amount of $200,000 for 2021, tied to the Company meeting its bookings target for the year. Pursuant to the terms of his employment agreement, Mr. Davis received an equity grant comprised of restricted performance stock units tied to rigorous price goals, wherein to earn the tranches, the stock price needs to achieve 17% to 31% TSR CAGRs (62% to 127% absolute price growth). The shares are earned based on Digimarc’s 90-trading day average closing stock prices reaching $25, $30 and $35, and any earned shares are still subject to time-based vesting over a 3-year period, bringing about sustained long-term alignment with shareholders. Mr. Davis also received a grant of time-based restricted stock units and stock options that comprised the second half of his equity grant. The stock options and the time-based restricted stock units vest over the three-year period of Mr. Davis’ new employment agreement. Mr. Davis receives vacation and other benefits similar to those generally provided to other Digimarc executives. The employment agreement provides that as long as Mr. Davis serves as our Chief Executive Officer, it is our intention that he will be nominated to serve as a director and as Chairman of our Board of Directors.

Equity Compensation

Equity awards are made to our other named executive officers in accordance with the provisions of the 2018 Incentive Plan. Restricted stock awards granted to our other named executive officers generally vest quarterly over a four-year period, following the date of grant, contingent upon the executive officer’s continued employment with us.

Salary in Proportion to Total Compensation

In 2020, Mr. Davis, Mr. Beck, Mr. Meyer, Mr. Chamness and Mr. Rodriguez received 21%, 48%, 50%, 47%, and 45%, respectively, of their total compensation reported in the Summary Compensation Table in the form of base salary.

What types and amounts of outstanding equity awards did the named executive officers hold as of the end of 2020?

2020 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides summary information, as to the named executive officers, concerning outstanding equity awards as of December 31, 2020.

	Option Awards (1)					Stock Awards (2)
	Grant	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
Name	Date	(#) Exercisable	(#) Unexercisable	Price ($)	Date	(#) Vested	($) Vested	(#) Vested	($) Vested
Bruce Davis	9/2/2020							123,669 (4)	$5,842,124
	8/10/2020					45,000 (3)	$2,125,800
	8/10/2020	—	105,000	$15.36	8/10/2030
	9/1/2019	41,666	58,334	$39.54	9/1/2029
	9/1/2018	74,999	25,001	$29.55	9/1/2028

Charles Beck	2/15/2020					9,022	$426,199
	2/15/2019					8,703	$411,130
	2/15/2018					3,715	$175,497
	2/15/2017					796	$37,603

Robert Chamness	2/15/2020					7,774	$367,244
	2/15/2019					7,497	$354,158
	2/15/2018					3,200	$151,168
	2/15/2017					758	$35,808

Joel Meyer	2/15/2020					7,774	$367,244
	2/15/2019					7,497	$354,158
	2/15/2018					3,200	$151,168
	2/15/2017					758	$35,808

Tony Rodriguez	2/15/2020					8,528	$402,863
	2/15/2019					8,217	$388,171
	2/15/2018					3,305	$156,128
	2/15/2017					796	$37,603

(1)

The 2020 Option Award vests one-third annually over a three-year period from the grant date contingent upon the executive officer’s continued employment with us. The 2018 and 2019 Option Awards vested quarterly over the three-year period.

(2)	Stock awards generally vest quarterly over a four-year period, unless otherwise footnoted, following the date of grant contingent upon the executive officer’s continued employment with us.

(3)	Restricted stock units vest annually over a three-year period from the grant date contingent upon the executive officer’s continued employment with us.
(4)

Performance restricted stock units (PRSUs) vest annually over a three-year period from the date of execution of the Employment Agreement, contingent upon the achievement of performance goals and the executive’s continued employment with us. The PRSUs are earned based on the 90-trading day averages for stock sales reaching $25, $30 and $35 per share. In the event of a Change in Control, PRSUs are not accelerated unless earned.

The awards in the 2020 Outstanding Equity Awards at Fiscal Year-End Table include awards that are also described in the 2020 Summary Compensation Table.

What was the value realized by officers who exercised stock options to purchase shares of our common stock in 2020 or had restricted stock awards that vested in 2020?

2020 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides summary information for each of the named executive officers who exercised stock options to purchase shares of our common stock or had restricted stock awards that vested in 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bruce Davis	350,000	$5,831,751	15,000	$276,600

Charles Beck	—	$—	12,807	$315,694

Robert Chamness	—	$—	11,386	$281,266

Joel Meyer	—	$—	11,386	$281,266

Tony Rodriguez	—	$—	12,149	$299,835

 What additional compensation could be earned by our named executive officers upon a termination of employment or a change in control?

Davis Employment Agreement. We entered into a new employment agreement with Mr. Davis in August 2020 for a term from August 10, 2020, through August 10, 2023, as described under “Narrative to Summary Compensation Table—Employment Agreement with Mr. Davis.” The employment agreement provides that if Digimarc terminates Mr. Davis’s employment without cause (as defined below), or if Mr. Davis terminates his employment for Good Reason (as defined below), in either case other than following a change of control (as defined in the employment agreement), Mr. Davis’s stock options, restricted stock and units that vest solely based on continued service, and performance restricted stock units that are earned and remain subject to time-based vesting that would have vested if Mr. Davis’s employment had continued for an additional twenty-four (24) months, will immediately and fully vest, and Digimarc will be obligated to continue to pay Mr. Davis the benefits described below for two years from the date of termination. “Cause” is defined as “(i) any act of personal dishonesty by Mr. Davis in connection with his responsibilities as an officer or employee of Digimarc, (ii) Mr. Davis’s conviction of a felony, (iii) any act by Mr. Davis which constitutes gross negligence or willful misconduct, (iv) any material violation by Mr. Davis of his employment duties provided that if such violation is curable, it has not been cured within thirty (30) days after delivery to Mr. Davis of a written demand for cure, or (v) any act that would constitute a material violation of Digimarc’s code of conduct or code of ethics or a material violation of any restrictive covenants contained in the employment agreement or any other agreement between Digimarc and Mr. Davis or any Digimarc plan or program.” “Good Reason” includes any of the following changes, if made without Mr. Davis’s prior written consent: “(i) a material reduction in Mr. Davis’s authority, duties or responsibilities; (ii) a material reduction in Mr. Davis’s salary other than as specifically set forth in the employment agreement or (iii) relocation of Mr. Davis’s geographic work location to a location that is more than 50 miles from Mr. Davis’s geographic work location on the date of the employment agreement, except for required travel in furtherance of Digimarc’s business to the extent consistent with Mr. Davis’s duties.” For a period of two years following the date of termination, Mr. Davis would continue to receive base compensation of $785,000 or the level in effect on the date of termination. This amount would be paid according to our standard payroll schedules from the date of termination, as if Mr. Davis had not been terminated. For a period of two years following the date of termination, we would also provide, for Mr. Davis and his dependents, continued health, disability and other fringe benefits similar to those generally provided to other executives of Digimarc.

The employment agreement further provides that in the event that Digimarc terminates Mr. Davis’s employment without cause or Mr. Davis terminates his employment for Good Reason, in either case within eighteen (18) months following a change of control (as defined in the employment agreement), Mr. Davis’s stock options, restricted stock and units that vest solely based on continued service, and performance restricted stock units that are earned and remain subject to time-based vesting will immediately and fully vest. For a period of two years following the date of termination, Mr. Davis would continue to receive base salary at the level in effect on the date of termination. This amount would be paid according to our standard payroll schedules from the date of termination, as if Mr. Davis had not been terminated. For a period of two years following the date of termination, we would also provide, for Mr. Davis and his dependents, continued health, disability and other fringe benefits similar to those generally provided to other executives of Digimarc.

The employment agreement provides that in the event that Mr. Davis’s employment terminates due to death or permanent disability, Mr. Davis’s stock options, restricted stock and units that vest solely based on continued service, and performance restricted stock units that are earned and remain subject to time-based vesting that would have vested if Mr. Davis’s employment had continued for an additional twenty-four (24) months will immediately and fully vest and become exercisable.

In consideration for the provisions in the employment agreement providing for the post-termination payments described above, Mr. Davis has agreed to specified non-competition and non-solicitation obligations in our favor. Mr. Davis’s non-competition and non-solicitation obligations last for the duration of his employment by Digimarc, and for a post-termination period equal to the longer of one year, or the period during which Mr. Davis is receiving severance payments under the employment agreement after his employment by Digimarc terminates. The employment agreement does not provide for the waiver of such obligations.

Change of Control Retention Agreements. Effective January 1, 2019, the Compensation Committee approved a form of Change of Control Retention Agreement to be entered into by and between Digimarc and certain executive officers or key employees of the Company, including Messrs. Beck, Chamness, Meyer and Rodriguez. The Change of Control Retention Agreement is effective until December 31, 2021, and provides for certain severance benefits in the event of termination of the executive without cause by Digimarc, or termination by the executive for Good Reason, within 12 months following a change of control of Digimarc during the term of the Change of Control Retention Agreement. “Cause” is defined as willful misconduct that is significantly injurious to us; fraud, dishonesty, embezzlement, misrepresentation or theft of Digimarc property; conviction of (or plea of no contest to) a felony or crime involving moral turpitude; breach of any agreement with Digimarc; unauthorized disclosure of Digimarc’s proprietary or confidential information or breach of any confidentiality/invention/proprietary information agreement(s) with Digimarc; violation of our Code of Ethics, Code of Business Conduct or any other employment rule, code or policy; continued failure or refusal to follow our lawful instructions after five days has passed following delivery of a written notice identifying the failure or refusal; a court order or a consent decree barring the executive from serving as an officer or director of a public company; or continued failure to meet and sustain an acceptable level of performance of the executive’s duties and obligations to Digimarc for thirty days following notice of failure to perform.

Termination by the Executive for “Good Reason” is defined as a substantial reduction in duties or responsibilities (with certain exceptions); a material reduction in base salary, benefits or total cash compensation, other than as part of an overall reduction for all employees at the same level; a mandatory transfer to another geographic location more than 35 miles from the prior location of employment, other than normal business travel obligations; the failure of a successor to Digimarc to assume the obligations under the agreement; or Digimarc’s failure to comply with its obligations under the agreement.

The severance benefits payable upon such a termination include 12 months’ salary, stock acceleration and up to 18 months premiums necessary to continue the executive’s health insurance coverage under our health insurance plan.

In consideration for the post-termination payments described above, Messrs. Beck, Chamness, Meyer and Rodriguez must execute and not revoke a settlement agreement and general release related to his employment and termination.

Stock Options and Restricted Stock under the 2018 Incentive Plan. The 2018 Incentive Plan provides that, unless the Compensation Committee otherwise determines in the grant document, an employment agreement or other agreement between the plan participant and us, all outstanding awards that are not performance shares or performance units will fully vest and become exercisable or payable immediately prior to a change in control (as defined in the 2018 Incentive Plan). In the event of a change in control which constitutes a company transaction (as defined in the 2018 Incentive Plan) all outstanding stock options that vest solely based on continued service will become fully and immediately exercisable if and to the extent that the awards are not assumed or replaced by the successor company. Notwithstanding the foregoing, the Compensation Committee has discretionary authority to determine the terms and conditions of any award granted under the 2018 Incentive Plan. In the event a named executive officer’s employment terminates as a result of his or her retirement, death or disability, the executive’s vested stock options will generally remain exercisable until the earlier of the one year anniversary of his/her termination and the original option expiration date.

The following table summarizes potential payments upon termination of employment or a change in control to each of the named executive officers employed on the last day of our most recently completed fiscal year. The amounts set forth in the table are based on the assumption that the triggering event occurred on the last business day of our last completed fiscal year and that our stock price was the closing market price per share on that date. In the case of stock options, the value of the acceleration was determined based on the difference between (i) the exercise price of the shares for which vesting was accelerated and (ii) $47.24, the closing price of our common stock on the Nasdaq Stock Market on December 31, 2020, the last business day of 2020.

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or for Good Reason	Termination Upon Death or Disability	Change in Control
Bruce Davis	Stock Option Vesting Acceleration	$4,238,839	$4,238,839	$4,238,839	$4,238,839
	Restricted Stock Unit Vesting Acceleration	$1,417,200	$1,417,200	$1,417,200	$1,417,200
	Performance Restricted Stock Unit Vesting Acceleration (2)	$3,894,749	$3,894,749	$3,894,749	$3,894,749
	Salary Continuation (1)	$1,570,000	$1,570,000	$—	$—
	Benefits	$60,466	$60,466	$—	$—
	Total Value	$11,181,254	$11,181,254	$9,550,788	$9,550,788

Charles Beck	Restricted Stock Vesting Acceleration	$—	$1,050,429	$1,050,429	$1,050,429
	Salary Continuation (1)	$—	$360,500	$—	$—
	Benefits	$—	$15,066	$—	$—
	Total Value	$—	$1,425,995	$1,050,429	$1,050,429

Robert Chamness	Restricted Stock Vesting Acceleration	$—	$908,378	$908,378	$908,378
	Salary Continuation (1)	$—	$330,000	$—	$—
	Benefits	$—	$15,066	$—	$—
	Total Value	$—	$1,253,444	$908,378	$908,378

Joel Meyer	Restricted Stock Vesting Acceleration	$—	$908,378	$908,378	$908,378
	Salary Continuation (1)	$—	$339,900	$—	$—
	Benefits	$—	$15,066	$—	$—
	Total Value	$—	$1,263,344	$908,378	$908,378

Tony Rodriguez	Restricted Stock Vesting	$—	$984,765	$984,765	$984,765
	Salary Continuation (1)	$—	$309,000	$—	$—
	Benefits	$—	$15,066	$—	$—
	Total Value	$—	$1,308,831	$984,765	$984,765

(1)	The salary continuation amounts are based on the named executive officer’s base salary in effect on December 31, 2020, the last business day of 2020.
(2)	The remaining one-third of the PRSUs as of December 31, 2020 were earned based on performance as of January 11, 2021.

Can you provide additional information regarding the plans under which equity securities can be issued to officers, directors and employees as of the end of 2020?

 EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our compensation plans under which our equity securities are authorized for issuance to our employees or non-employees, including directors, as of December 31, 2020:

Plan Category	Number of securities to be issued upon exercise price of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	305,000	$27.94	807,275
Equity compensation plans not approved by security holders	—	—	—
Total	305,000	$27.94	$807,275

(1)	Consists of shares of our common stock issuable upon exercise of awards granted under the Digimarc Corporation 2018 Incentive Plan.

Shares available for issuance under our 2018 Incentive Plan may be granted pursuant to stock options, stock appreciation rights, stock awards, restricted stock, stock units, performance shares, performance units and cash-based awards, which may be granted to officers, directors, employees, consultants, agents, advisors and independent contractors who provide services to us and our affiliated companies.

Our non-employee directors receive restricted stock under our Equity Compensation Program for Non-Employee Directors adopted by the Board of Directors and administered under our 2018 Incentive Plan. Each non-employee director receives an initial grant of restricted stock having an aggregate value of approximately $200,000. The restrictions lapse in equal installments on each of the first three anniversaries of the grant. Each non-employee director receives an annual grant of restricted stock having an aggregate value of approximately $100,000 on the date of each annual meeting of shareholders. The restrictions lapse on the one-year anniversary date of the grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

How do I know who are the major shareholders in the company?

Digimarc routinely publishes as part of its proxy the list of any shareholders that hold a beneficial interest of more than five percent of the outstanding shares of the corporation. These shareholders also provide filings of their ownership interest. The following table contains the list of the beneficial ownership of our common stock as of March 2, 2021 by:

•	each person or entity known by us to own beneficially more than five percent of our common stock;
•	our chief executive officer, our chief financial officer, our other named executive officers and each of our directors; and
•	all of our executive officers and directors as a group.

How many shares of Digimarc stock are outstanding?  How is the beneficial interest calculated?

The beneficial ownership percentage is calculated based on 16,851,344 shares of our common stock outstanding as of March 2, 2021. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to securities.

Why are the companies and individuals listed in the following table?  What is the basis of the percentage interest held?  How much stock do insiders hold?

Institutional investors are listed because they own 5% or more of the shares outstanding. As of the Record Date, TCM|Strategic Partners L.P. was the only investor that met that threshold and held 22.2% of the shares outstanding. The listing of the executive officers and directors provide an indication of the amount of inside ownership that they hold. Together, the executive officers and directors hold a total of 25.17% of the shares outstanding. Finally, all employees of Digimarc are also shareholders in the Company. Insider ownership is one indication of alignment of the Company personnel and our shareholders.

Unless otherwise indicated, each person named in the table has sole voting power and investment power, or shares voting and investment power with his/her or their spouse under applicable community property laws, with respect to all shares of capital stock listed as owned by that person. Shares issuable upon the exercise of options that are currently exercisable or become exercisable within sixty days after March 2, 2021 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares of our common stock held by any other individual. The address of each of the executive officers and directors is: care of Digimarc Corporation, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
TCM|Strategic Partners L.P. (1)	3,740,240	22.20%
26 Tahiti Beach Island Road
Coral Gables, Florida 33143

Named Executive Officers:
Bruce Davis (2)	184,332	1.09%
Joel Meyer	78,036	*
Charles Beck	58,096	*
Robert Chamness (3)	52,534	*
Tony Rodriguez	37,478	*

Directors:
Riley McCormack	3,746,786	22.23%
James T. Richardson	41,136	*
Richard L. King	24,804	*
Andrew J. Walter	23,085	*
Bernard Whitney	17,153	*
Alicia Syrett	6,546	*
Sheela Zemlin	4,755	*
All executive officers and directors as a group (12 persons)	4,274,741	25.17%

*	Less than 1%.
(1)	This information is based solely on the Schedule 13DA filed by TCM Strategic Partners L.P. on December 16, 2020.
(2)

Includes options for 133,332 shares of Common Stock exercisable within 60 days of March 2, 2021. This amount does not include 5,000 shares of Series A Redeemable Nonvoting Preferred Stock awarded to Mr. Davis in August of 2008.

(3)	This amount does not include 2,500 shares of Series A Redeemable Nonvoting Preferred Stock awarded to Mr. Chamness in August of 2008.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to file initial reports of ownership and changes in their beneficial ownership of our common stock and other equity securities with the SEC and The Nasdaq Stock Market. Based solely on a review of reports that we received and on written representations from reporting persons regarding compliance, we believe that all Section 16(a) transactions were reported on a timely basis in 2020, with the exception of the following: one report on Form 4 for each of our new directors, Riley McCormack and Alicia Syrett, due to a lag in receiving necessary filing information after their election to the Board.

SHAREHOLDER PROPOSALS

What are the requirements for me to make shareholder proposals that I would like to be brought before an Annual Meeting of Shareholders?

Pursuant to our Bylaws, for a shareholder nomination of persons for election to the Board of Directors and the proposal of other business to be considered by shareholders to be considered properly brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice of the proposal to the Secretary of Digimarc. To be timely for the 2022 Annual Meeting of Shareholders, a shareholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices no earlier than January 5, 2022 and no later than February 4, 2022.

What are the requirements for Shareholder Proposals to be considered for inclusion in our proxy materials?

Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2022 Annual Meeting of Shareholders must be received by us not later than November 24, 2021 in order to be considered for inclusion in our proxy materials for that meeting.

Does the Company have discretion to allow matters to be considered if I miss a deadline?

The proxies to be solicited by us through our Board of Directors for the 2022 Annual Meeting of Shareholders will confer discretionary authority on the proxy holders to vote on any shareholder proposal presented at the Annual Meeting if we fail to receive notice of the shareholder’s proposal for the meeting by February 4, 2022.

ANNUAL MEETING MATERIALS

How do I get materials for the Annual Meeting?  Can I get multiple mailings?

If you requested a print version of our proxy materials and share an address with another shareholder, you may receive only one set of proxy materials (including our annual report to shareholders and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of our proxy materials now or in the future, we will promptly deliver a separate copy of these materials to you upon written or oral request made to us at: Digimarc Corporation, Attn: Investor Relations, 9405 S.W. Gemini Drive, Beaverton, OR 97008, Phone: (503) 469-4800, Fax: (503) 469-4771. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write to us at the above address or fax number to request delivery of a single copy of these materials. We ask you to consider the environment in deciding the necessity of these requests.

What is the Form 10-K? How can I get a copy?

Every year, Digimarc prepares and files with the Securities Exchange Commission our Annual Report on Form 10-K for that calendar year. We will provide, without charge upon the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting, a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, as we have filed with the SEC. Written requests should be mailed to Robert P. Chamness, Secretary, Digimarc Corporation, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008. We ask you to consider the environment in deciding the necessity of these requests.

How can I get any other materials filed about the Company?

All materials filed by us with the SEC can be obtained through the SEC’s website at www.sec.gov.

OTHER BUSINESS TO COME BEFORE THE MEETING

The Board of Directors is not aware of any other matter that may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the shareholders arise, the proxy card gives authority to the persons listed on the card to vote at their discretion.

A MESSAGE FROM OUR CEO

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. We urge you to promptly vote your shares as directed in the proxy card, voting instruction card or notice of internet availability of our proxy materials. Shareholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Your vote is important to us. Thank you for your continuing ownership and support of Digimarc Corporation.

By Order of the Board of Directors,

Bruce Davis

Chief Executive Officer

Beaverton, Oregon

March 24, 2021

Notice of 2021 Annual Meeting of Shareholders & Proxy Statement Focus on director refreshment and quality • Active Board refreshment – added three new directors • Robust Board and committee assessments • Focus on diversity and inclusion Read more about our corporate governance policies here. (www.digimarc.com/governance)

Digimarc Corporation 9405 SW Gemini Drive Beaverton, OR 97008 T: +1 800 DIGIMARC (344 4627) F: +1 503 469 4777 info@digimarc.com www.digimarc.com © 2021 Digimarc Corporation ABOUT DIGIMARC CORPORATION Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of media, including packaging, other commercial print, digital images, audio and video. The Digimarc Platform provides innovative and comprehensive automatic identification software and services to simplify search, and transform information discovery through unparalleled reliability, efficiency and security. The Digimarc Platform enables applications that benefit retailers and consumer brands, national and state government agencies, media and entertainment industries, and others. Digimarc is based in Beaverton, Oregon with a growing supplier network around the world. Visit digimarc.com and follow us @digimarc to learn more about The Barcode of Everything(R).

Notice of 2021 Annual Meeting of Shareholders & Proxy Statement digimarc.com Focus on director refreshment and quality • Active Board refreshment – added three new directors • Robust Board and committee assessments • Focus on diversity and inclusion Read more about our corporate governance policies here. (www.digimarc.com/governance) Digimarc Corporation 9405 SW Gemini Drive Beaverton, OR 97008 T: +1 800 DIGIMARC (344 4627) F: +1 503 469 4777 info@digimarc.com www.digimarc.com © 2021 Digimarc Corporation ABOUT DIGIMARC CORPORATION Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of media, including packaging, other commercial print, digital images, audio and video. The Digimarc Platform provides innovative and comprehensive automatic identification software and services to simplify search, and transform information discovery through unparalleled reliability, efficiency and security. The Digimarc Platform enables applications that benefit retailers and consumer brands, national and state government agencies, media and entertainment industries, and others. Digimarc is based in Beaverton, Oregon with a growing supplier network around the world. Visit digimarc.com and follow us @digimarc to learn more about The Barcode of Everything(R).

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D36935-P51082 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! DIGIMARC CORPORATION C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 DIGIMARC CORPORATION 2. To ratify the appointment of KPMG LLP as the independent registered public accounting firm of Digimarc Corporation for the year ending December 31, 2021. 3. To approve, by non-binding vote, the compensation paid to our executive officers. 01) Bruce Davis 02) Sandeep Dadlani 03) Riley McCormack 0��) James T. Richardson 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please sign full title as such. 0��) Alicia Syrett 0��) Andrew J. Walter 0��) Sheela Zemlin To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 4, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 4, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D36936-P51082 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of the 2021 Annual Meeting of Shareholders, 2021 Proxy Statement, Proxy Card and 2020 Annual Report to Shareholders are available at www.proxyvote.com. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DIGIMARC CORPORATION The undersigned hereby constitutes and appoints Bruce Davis and Charles Beck, and each of them, with the power to act without the other and with the power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Digimarc Corporation Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 5, 2021, or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY. Continued and to be signed on reverse side